UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Corsair Gaming, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CORSAIR GAMING, INC.

115 N. McCarthy Boulevard

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2025

To the Stockholders of Corsair Gaming, Inc.:

The 2025 Annual Meeting of Stockholders, or the 2025 Annual Meeting, of Corsair Gaming, Inc., a Delaware corporation, or the Company, will be held virtually on June 10, 2025 at 10:00 a.m. Pacific Time. Stockholders can attend the meeting via the Internet at www.virtualshareholdermeeting.com/CRSR2025 by using the 16‑digit control number that appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.

The 2025 Annual Meeting will be held for the following purposes:

(1) To elect three Class II directors to hold office until the 2028 annual meeting of stockholders or until their successors are elected;

(2) To ratify the selection, by the audit committee of our board of directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

(3) To transact such other business as may properly come before the 2025 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders who owned our common stock at the close of business on April 14, 2025 may vote at the 2025 Annual Meeting or any adjournments or postponements that take place.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2024 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2024 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the virtual 2025 Annual Meeting via the internet. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible. You may vote over the internet or by a toll‑free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the virtual 2025 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card.

Our board of directors recommends that you vote “FOR” the election of its director nominees and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

By Order of the Board of Directors:

Michael G. Potter
Chief Financial Officer

Milpitas, California

April 28, 2025

i

CORSAIR GAMING, INC.

115 N. McCarthy Boulevard

Milpitas, California 95035

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2025

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2025

This proxy statement and our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, are available at our website at www.corsair.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Corsair Gaming, Inc., or the Company, is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, or the 2025 Annual Meeting, or any adjournments, continuations or postponements that take place. The 2025 Annual Meeting will be held on June 10, 2025 at 10:00 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/CRSR2025. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. As a stockholder, you are invited to attend the 2025 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2025 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

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This proxy statement, which includes information regarding the proposals to be voted on at the 2025 Annual Meeting, the voting process, corporate governance, the compensation of our directors and named executive officers, and other required information;
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Our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and
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The proxy card or a voting instruction card for the 2025 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 28, 2025.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2025 Annual Meeting?

Only stockholders of record at the close of business on April 14, 2025 will be entitled to vote at the 2025 Annual Meeting. On this record date, there were 105,819,306 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 14, 2025, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual 2025 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 14, 2025, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2025 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2025 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual 2025 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are two proposals scheduled for a vote at the 2025 Annual Meeting:

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Proposal No. 1–To elect three Class II directors to hold office until our 2028 annual meeting of stockholders or until their successors are elected; and
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Proposal No. 2–To ratify the selection, by the audit committee of our board of directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to our board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual 2025 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2025 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2025 Annual Meeting and vote by following the instructions described below even if you have already voted by proxy.

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To vote by attending the virtual 2025 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/CRSR2025 during the 2025 Annual Meeting. You will need the 16-digit control number which appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.
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To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
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To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote at the virtual 2025 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a vote at the 2025 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock you own as of April 14, 2025.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1); and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2). If any other matter is properly presented at the 2025 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication.

Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2025 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

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You may submit another properly completed proxy with a later date;
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035; or
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You may attend the virtual 2025 Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the 2025 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

How do I attend the virtual 2025 Annual Meeting?

The live audio webcast of the 2025 Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2025 Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the 2025 Annual Meeting, stockholders will need to log‑in to www.virtualshareholdermeeting.com/CRSR2025 using the 16‑digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual 2025 Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the 2025 Annual Meeting on www.virtualshareholdermeeting.com/CRSR2025. To demonstrate proof of stock ownership, you will need to enter the 16‑digit control number received with your proxy card or voting instruction form to submit questions and vote at our 2025 Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the 2025 Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the 2025 Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at https://ir.corsair.com.

Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we would ask each stockholder to please ask no more than two questions in order for everyone to have sufficient time to ask questions.

Is technical assistance provided before and during the virtual 2025 Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual 2025 Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. The phone numbers for contacting technical support will be posted on the login page for the virtual meeting at www.virtualshareholdermeeting.com/CRSR2025.

These numbers will not be able to help with procuring your 16‑digit control number to gain access to the meeting. Control numbers can be found in your proxy materials or requested through your bank or broker.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the 2025 Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the 2025 Annual Meeting. On the record date, there were 105,819,306 shares outstanding and entitled to vote. Accordingly, the holders of 52,909,654 shares must be present at the 2025 Annual Meeting or represented by proxy to have a quorum. Your shares will be counted toward the quorum at the 2025 Annual Meeting only if you vote at the meeting, or you submit a valid proxy vote.

Abstentions and broker non‑votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy may adjourn the 2025 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2025 Annual Meeting. The Inspector of Elections will separately count:

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“FOR”, “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors); and
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“FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 2 (the ratification of the selection of KPMG LLP as our independent registered accounting firm for the fiscal year ending December 31, 2025).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non‑votes”. Broker non‑votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non‑routine” matters. Proposal No. 1 to elect directors is referred to as a “non‑routine” matter, but Proposal No. 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 is a “routine” matter. A broker or other nominee may generally vote on routine matters, and therefore broker non‑votes are not expected in connection with Proposal No. 2. A broker or other nominee cannot vote without instructions on non‑routine matters, and therefore there may be broker non‑votes on Proposal No. 1. Broker non‑votes will not be counted toward the vote total for any proposal at the 2025 Annual Meeting.

How many votes are needed to approve each proposal?

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Proposal No. 1–To elect three Class II directors to hold office until our 2028 annual meeting of stockholders or until their successors are elected. The three nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non votes will not be counted towards the vote total for this proposal.

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Proposal No. 2–To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, broker non‑votes are not expected in connection with this proposal.

How can I find out the results of the voting at the 2025 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8‑K to be filed with the SEC within four business days after the 2025 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8‑K to disclose preliminary voting results and file an amended Current Report on Form 8‑K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for our 2026 annual meeting of stockholders, your proposal must be submitted in writing by December 29, 2025 to our Corporate Secretary at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035. However, if the meeting is not held between May 11, 2026 and July 10, 2026, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at our 2026 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify our Corporate Secretary in writing between February 10, 2026 and March 12, 2026. However, if the date of the 2026 annual meeting of the stockholders is more than 30 days before or more than 70 days after June 10, 2026, then you must give notice not earlier than the 120th day prior to that meeting and not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than April 11, 2026.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one‑third of the total number of directors, and each class has a three‑year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of ten directors divided into the three following classes:

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The Class I directors are Jason Glen Cahilly, Sarah Mears Kim, Andrew J. Paul and Samuel R. Szteinbaum, and their terms will expire at our 2027 annual meeting of stockholders;
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The Class II directors are Anup Bagaria, George L. Majoros, Jr. and Stuart A. Martin, and their terms are expiring at the 2025 Annual Meeting; and
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The Class III directors are Diana Bell, Thi La and Randall J. Weisenburger, and their terms will expire at our 2026 annual meeting of stockholders.

Our current Class II directors, Messrs. Anup Bagaria, George L. Majoros, Jr. and Stuart A. Martin, have been nominated to serve as Class II directors and have agreed to stand for election. If the nominees for Class II are elected at the 2025 Annual Meeting, then each nominee will serve for a three‑year term expiring at our 2028 annual meeting of stockholders, or until his successor is elected and qualified, or until his earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class II above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2025 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2025 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS II NOMINEES FOR DIRECTOR.

CLASS I DIRECTORS – To continue in office until our 2027 annual meeting of stockholders, with the exception of Mr. Paul who notified the Company of his retirement, effective July 1, 2025

Andrew J. Paul, age 68, has served as a member of our board of directors since August 2017. Mr. Paul co‑founded Corsair in 1994. He has served as our Chief Executive Officer since 1994 and previously served as our President from 1994 to 2021. Previously, Mr. Paul served as President of the Multichip Division at Cypress Semiconductor Corporation, a provider of semiconductor devices. Mr. Paul also founded Multichip Technology, Inc., a provider of high‑performance memory modules and electronics in 1987, and the business was sold to Cypress Semiconductor Corporation in 1993. Prior to that, he worked as a marketing manager at Integrated Device Technology, Inc. and in several sales and marketing positions at Fairchild Semiconductor Incorporated. Mr. Paul holds a B.Sc. (Hons) in Physics from The City University, London, England. We believe that Mr. Paul is qualified to serve on our board of directors due to his deep knowledge of the business as the co‑founder of Corsair and his experience in the computer components and peripherals industry. On February 10, 2025, Mr. Paul notified the

Company of his retirement from his position as Chief Executive Officer and from the board of directors, effective July 1, 2025.

Samuel R. Szteinbaum, age 62, has served as a member of our board of directors since August 2017. Mr. Szteinbaum is currently the Chief Executive Officer and Chairman of the board of directors for preschool provider The Wonder Years, which he founded in 1988. Previously, Mr. Szteinbaum served as the chairman of the board of directors of Asetek, Inc., a public company that trades on the Oslo stock exchange, from February 2009 until October 2018. Mr. Szteinbaum also served as a member of the board of directors of Sococo, Inc., a private software company, from 2008 until 2012. From June 1984 to November 2008, Mr. Szteinbaum held various positions at Hewlett‑Packard Company, including serving as Vice President of the Consumer Products Group (Desktop and Notebook Computing) from May 2002 through October 2005, and as Vice President of and Chief Learning Officer from October 2005 to November 2008. Mr. Szteinbaum earned a B.A. in Mathematics and Economics from the University of California, Santa Cruz and an M.S. in Management from Purdue University. We believe that Mr. Szteinbaum is qualified to serve on our board of directors due to his deep experience in the technology industry.

Jason Glen Cahilly, age 55, has served as a member of our board of directors since August 2017. Mr. Cahilly is currently the Chief Executive Officer of Dragon Group LLC and its affiliates, a private firm that provides capital and business management consulting and advisory services worldwide. Mr. Cahilly also currently serves as a member of the boards of directors, and as a member of the compensation and audit committees, of Carnival Corporation & plc, a public travel and leisure company. Previously, Mr. Cahilly served as the Chief Strategic and Financial Officer of the National Basketball Association from January 2013 to June 2017, as well as a director of the board of NBA China. Prior to that, Mr. Cahilly spent 12 years at Goldman Sachs & Co., where he served as Partner, Global Co‑Head of Media & Telecommunications and Head of Principal Investing for TMT, among other roles. Mr. Cahilly earned a B.A. in International Relations and in Economics from Bucknell University and a J.D. from Harvard Law School. We believe that Mr. Cahilly is qualified to serve on our board of directors due to his more than 25 years of experience in the global media, technology, entertainment, sports, leisure, communications and finance sectors in a variety of senior roles.

Sarah Mears Kim, age 46, has served as a member of our board of directors since December 2021. Ms. Kim has served as a Partner at Centana Growth Partners since January 2023. Ms. Kim previously served as Chief Financial and Business Officer of Archipelago Analytics, a private AI‑driven technology platform, from August 2021 to July 2022. Before joining Archipelago Analytics, Ms. Kim worked at ICONIQ Capital’s Family Office, where she served as Senior Vice President, Head of Private Equity and Venture Capital from September 2019 to August 2021 and the Head of Private Markets and Co‑Investments from February 2016 to September 2019. She previously served as the Director of Private Equity for the Stanford Management Company from August 2013 to February 2016. Ms. Kim also served on the board of directors for ABR Reinsurance Capital Holdings Ltd., a Bermuda‑based insurance carrier, from March 2019 to September 2021. Ms. Kim earned her B.S at Stanford University and her M.B.A. at the Wharton School of the University of Pennsylvania. We believe that Ms. Kim is qualified to serve on our board of directors due to her broad leadership skills and business experience gained in a variety of industries.

CLASS II DIRECTORS – To be elected for a three-year term expiring at our 2028 annual meeting of stockholders

George L. Majoros, Jr., age 63, has served as a member of our board of directors since August 2017. Mr. Majoros is currently a Co‑Managing Partner of EagleTree Capital, LP, or EagleTree Capital, having first joined EagleTree Capital’s predecessor firm, Wasserstein Perella & Co., in 1993. Mr. Majoros has also served on the boards of directors of numerous public and private companies over the past 25 years. Prior to joining EagleTree Capital, Mr. Majoros practiced law with Jones, Day, Reavis & Pogue, where he specialized in contested takeovers, mergers and acquisitions and corporate and securities law. Mr. Majoros received his A.B. in Economics from the University of Michigan and his J.D. from Case Western Reserve University Law School. We believe that Mr. Majoros is qualified to serve on our board of directors due to his broad leadership skills and business experience gained in a variety of industries.

Anup Bagaria, age 52, has served as a member of our board of directors since September 2018. Mr. Bagaria is currently Co-Managing Partner at EagleTree Capital. Mr. Bagaria joined EagleTree Capital’s predecessor firm, Wasserstein Perella & Co., in 1994 and has served on the boards of directors of numerous private companies over the past 25 years. He also served as the Chief Executive Officer of New York Media. Mr. Bagaria received his S.B. from the Massachusetts Institute of Technology. We believe that Mr. Bagaria is qualified to serve on our board of directors due to his broad leadership skills and business experience gained in a variety of industries.

Stuart A. Martin, age 43, has served as a member of our board of directors since August 2017. Mr. Martin joined EagleTree Capital’s predecessor firm in 2004. Prior to EagleTree Capital, Mr. Martin worked at UBS Los Angeles, focusing on leveraged finance, consumer products and media transactions. Mr. Martin helps lead EagleTree’s investment activities in the consumer products sector. He currently serves on the board of directors for Lignetics, MacKenzie‑Childs, Summit Hill Foods and Warbird Marine Holdings. He previously served on the boards of directors of Harry & David, Paris Presents and So Delicious Dairy Free. Mr. Martin received his B.A. in Economics from Pomona College and was elected to Phi Beta Kappa. We believe that Mr. Martin is qualified to serve on our board of directors due to his extensive financial and strategic experience gained over many years.

CLASS III NOMINEES FOR DIRECTORS – To continue in office until our 2026 annual meeting of the stockholders

Diana Bell, age 73, has served as a member of our board of directors since September 2020. Ms. Bell also currently serves as a member of the board of directors of Fresh Lifelines for Youth and previously served as a member of the board of directors of the Sutter Health Bay Area Hospitals from January 2014 to December 2022. From June 1975 to May 2007, Ms. Bell held various positions at Hewlett‑Packard Company, each with increased impact and responsibility. There, she served as VP of the Mobile Computing Division and as Senior Vice President of the worldwide Total Customer Experience & Quality functions as well as Corporate Affairs. During the period following her work at HP, Ms. Bell provided one‑off speaking or consulting engagements for organizations including: Pitney Bowes, Sun Power Corporation, the Leon H. Sullivan Foundation and the National Initiative for Service Excellence Inc. Ms. Bell served on the California Board of Accountancy from September 2009 to January 2015. From 2009 to April 2020, she served on the board of directors of Girl Scouts of Northern California. Ms. Bell holds a Bachelor of Science degree in Mathematics from Michigan State University and an M.B.A. from Clark Atlanta University. We believe that Ms. Bell is qualified to serve on our board of directors due to her extensive leadership experience in the technology industry.

Randall J. Weisenburger, age 66, has served as a member of our board of directors since July 2018. He started Mile 26 Capital, LLC in January 2015. Previously, Mr. Weisenburger was the Executive Vice President and Chief Financial Officer of Omnicom Group Inc. from 1998 until September 2014. Before joining Omnicom, he was a founding member of Wasserstein Perella and a former member of the First Boston Corporation. At Wasserstein Perella, Mr. Weisenburger specialized in private equity investing and leveraged acquisitions. From 1993 through 1998, Mr. Weisenburger was President and Chief Executive Officer of the firm’s merchant banking subsidiary, Wasserstein & Co. Additionally, he held various roles within WP’s portfolio of investment companies including: Co‑Chairman of Collins & Aikman Corp, CEO of Wickes Manufacturing, Vice Chairman of Maybelline Inc., and Chairman of American Law Media. Mr. Weisenburger currently serves as a member of the board of directors of Carnival Corporation & plc, Valero Energy Corporation and MP Materials Corp. Mr. Weisenburger also serves as a member of the compensation committee of Valero Energy Corporation. Mr. Weisenburger previously served as a member of the Board of Overseers of the Wharton School of Business at the University of Pennsylvania, a trustee of Eisenhower Fellowships, as a member of the board of directors of the New York City Health & Hospital Foundation and of the US Ski and Snowboard Foundation. He earned a B.S. in Accounting and Finance from Virginia Polytechnic Institute and State University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Weisenburger is qualified to serve on our board of directors due to his experience as a senior executive of a large multi‑national corporation and his extensive financial and accounting skills.

Thi La, age 60, has served as a member of our board of directors since December 2021, and effective, July 1, 2025 or such other date mutually agreed by the Company and Ms. La, will serve as our Chief Executive Officer. Ms. La also served as our President since January 2021 and as our Chief Operating Officer since August 2013. From May 2010 to August 2013, she served as our Senior Vice President and General Manager of our gaming PC component unit. Previously, from April 2008 to July 2010, Ms. La served as the Vice President of Global Operations and Information Technology at Opnext, Inc., a designer and manufacturer of optical gaming, modules and subsystems for communications uses. From 1997 to 2008 she held various positions at HP, including Director of Consumer Desktop PC, Display and Accessories for North America. Ms. La holds a B.S. in Electrical Engineering from San Jose State University. We believe that Ms. La is qualified to serve on our board of directors due to her extensive leadership experience in the technology industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and is seeking ratification of such selection by our stockholders at the 2025 Annual Meeting. KPMG has audited our consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022.

Representatives of KPMG are expected to be present at the 2025 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2025 Annual Meeting will be required to ratify the selection of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by KPMG, during the fiscal years 2024 and 2023:

	Year Ended December 31,
	2024	2023

Audit Fees(1)	$3,634,574	$3,654,858
Audit-Related Fees	—	—
Tax Fees(2)	375,947	256,783
Total All Fees	$4,010,521	$3,911,641

(1)
This category consists of fees for professional services for the audit of our 2024 and 2023 annual consolidated financial statements, the review of quarterly consolidated financial statements and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements in the years ended December 31, 2024 or 2023.
(2)
This category consists of fees for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre‑approval of all audit and non‑audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at https://ir.corsair.com. The audit committee has considered the role of KPMG in providing audit and non‑audit related services to the Company and has concluded that such services are compatible with KPMG’s role as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at https://ir.corsair.com.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2024. The audit committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with KPMG their independence, and received from KPMG the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with KPMG, with and without management present, the scope and results of KPMG’s audit of the consolidated financial statements for the fiscal year ended December 31, 2024.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee

Randall J. Weisenburger

Diana Bell

Jason Glen Cahilly

Samuel R. Szteinbaum

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our board of directors currently consists of ten members. On February 10, 2025, Mr. Paul notified the Company of his retirement from his position as Chief Executive Officer and from the board of directors, effective July 1, 2025, at which point the number of Class I directors will be reduced to three and the total size of our board of directors will be reduced to nine. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2025 Annual Meeting, other than Messrs. Majoros, Paul, Bagaria and Martin and Ms. La, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Paul and Ms. La are not considered independent because each is an employee of our company. Messrs. Majoros, Bagaria and Martin are not considered independent because they are employees of EagleTree Capital, an affiliate of which, Corsair Group (Cayman), LP, or EagleTree, owns approximately 53% of our combined voting power as of April 14, 2025.

The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the rules of The Nasdaq Stock Market LLC, or the Nasdaq Rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Controlled Company Exemption

Due to EagleTree holding more than 50% of the voting power for the election of directors, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements. As a result, we are not subject to certain corporate governance requirements, including that a majority of our board of directors consists of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

Currently, five out of ten of the directors on our board of directors are independent, three of the five directors on our compensation committee are independent and one of the four members of our nominating and corporate governance committee is an independent director. Consequently, we are utilizing several of the exemptions available to “controlled companies” and may continue to do so in the future.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our board intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase‑in” period.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three‑year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board of Directors

Our board of directors exercises its discretion in combining or separating the roles of chair of the board and chief executive officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well‑served by a flexible leadership structure. Currently, the roles are separated, with Mr. Majoros serving as chair of the board and Mr. Paul serving as chief executive officer until July 1, 2025, when he will be succeeded as chief executive officer by Ms. La. Our board of directors has determined that separating the roles of chair of the board and chief executive officer is best for our company and its stockholders at this time because it allows our chief executive officer to focus on the day‑to‑day operation of our business and allows the chair of the board to focus on board‑related matters. However, our board will continue to consider whether the positions of chair of the board and chief executive officer should be combined or separated at any given time as part of our succession planning process.

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day‑to‑day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk‑taking.

Meetings of the Board of Directors and Committees

During 2024, the board of directors met nine times, the audit committee met five times, the compensation committee met four times and the nominating and corporate governance committee met one time. In that year, each director attended at least 75% of the meetings of the board of directors and the committees on which he or she served which occurred while such director was a member of the board of directors and such committees. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•
appoints our independent registered public accounting firm;
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evaluates the independent registered public accounting firm’s qualifications, independence and performance;
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determines the engagement of the independent registered public accounting firm;

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discusses with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly financial statements;
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approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
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is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
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reviews and assesses treasury functions, including cash management processes;
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consults with management to establish procedures and internal controls related to cybersecurity;
•
reviews and approves all related party transactions on an ongoing basis in accordance with our Related Person Transaction Policy and Procedures;
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investigate any matters received with respect to ethics issues, complaints and associated investigations, including those reported through our ethics helpline; and
•
reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Mr. Weisenburger, who serves as the chair, Ms. Bell and Messrs. Cahilly and Szteinbaum. After the 2025 Annual Meeting, we expect that our audit committee will be composed of Mr. Weisenburger, as chair, Ms. Bell and Messrs. Cahilly and Szteinbaum.

Each of the current members of our audit committee meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that each of Mr. Weisenburger, Ms. Bell and Messrs. Cahilly and Szteinbaum are audit committee financial experts as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Mr. Weisenburger, Ms. Bell, Mr. Cahilly and Mr. Szteinbaum are independent under the heightened independence standards under the applicable Nasdaq Rules.

Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available to security holders on our website at https://ir.corsair.com.

Compensation Committee

Our compensation committee has generalized supervisory responsibility for the compensation policies applicable to all of our employees, including periodic reviews of the adequacy of our compensation structure, performance review procedures, employee turn‑over and retention, successorship plans and other human resource issues. Our compensation committee reviews and approves or recommends policies relating to compensation and benefits of our officers and employees. The compensation committee also reviews and approves or recommends corporate goals and objectives relevant to compensation of our chief executive officer and other named executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations. The compensation committee also reviews and recommends to our board of directors the grant of stock options, performance stock units, or PSUs, restricted stock units, or RSUs, and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are Mr. Cahilly, who serves as the chair, Messrs. Bagaria, Majoros and Szteinbaum and Ms. Kim. After the 2025 Annual Meeting, and subject to election by our stockholders in the case of Messrs. Bagaria and Majoros, we expect that our compensation committee will be composed of Mr. Cahilly, as chair, Messrs. Bagaria, Majoros and Szteinbaum and Ms. Kim.

We utilize certain of the “controlled company” exceptions which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on our website at https://ir.corsair.com.

Our compensation committee has retained Compensia, Inc., or Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the compensation committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to the compensation committee and does not provide any non compensation related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC and Nasdaq with our compensation committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, our compensation committee performed an analysis of the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the relevant independence factors.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Mr. Majoros, who serves as the chair, and Messrs. Bagaria, Martin and Szteinbaum. After the 2025 Annual Meeting, and subject to election by our stockholders in the case of Messrs. Majoros, Bagaria and Martin, we expect that our nominating and corporate governance committee will be composed of Mr. Majoros, as chair, and Messrs. Bagaria, Martin and Szteinbaum.

We utilize certain of the “controlled company” exceptions which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on our website at https://ir.corsair.com.

The nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the board of directors in accordance with laws and regulations established by the SEC and the Nasdaq listing requirements, our bylaws and applicable corporate law, and make recommendations to the board of directors regarding such individuals based on the established criteria for members of our board of directors. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one‑year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than 120 days and not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than April 11, 2026 for our annual meeting of stockholders to be held in 2026).

Board Composition

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

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personal and professional integrity;
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ethics and values;
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experience in corporate management, such as serving as an officer or former officer of a publicly held company;
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experience in the industries in which we compete;
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experience as a board member or executive officer of another publicly held company;
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diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
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conflicts of interest; and
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practical and mature business judgment.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Ethics and Business Conduct is available on our website. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S‑K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Insider Trading Compliance Policy and Procedures

We have adopted an Insider Trading Compliance Policy and Procedures (filed as Exhibit 19.1 to our Annual Report on Form 10-K) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees. We also follow procedures for our repurchase of our securities. We believe that our Insider Trading and Disclosure Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq listing standards applicable to us.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2025 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by email at ir@corsair.com or by sending written correspondence to our Corporate Secretary at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035. The Corporate Secretary will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2024, our compensation committee consisted of Mr. Cahilly, as chair, Messrs. Bagaria, Majoros and Szteinbaum and Ms. Kim. None of the members of our compensation committee have at any time been one of our officers or employees. None of our executive officers currently serves, or has in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during our last fiscal year to which we have been a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Management Services Agreement

We have a management services agreement with our majority owner, EagleTree, pursuant to which EagleTree provides management, consulting and advisory services to us. Such services are provided without charge, other than for the reimbursement of travel and out-of-pocket expense as set forth in the management services agreement. Total travel and out-of-pocket expenses incurred were $270,694 for the year ended December 31, 2024. The amount owed to EagleTree for such expenses was $55,129 as of December 31, 2024.

Investor Rights Agreement

In connection with our initial public offering in September 2020, we entered into the Investor Rights Agreement. The Investor Rights Agreement grants EagleTree the right to designate the chairman of our board of directors for so long as EagleTree and its affiliates beneficially own at least 20% of our common stock. EagleTree is also able to nominate five directors to our board of directors as long as EagleTree and its affiliates beneficially own at least 50% of our common stock, four directors as long as EagleTree and its affiliates beneficially own at least 40% and less than 50% of our common stock, three directors as long as EagleTree and its affiliates beneficially own at least 30% and less than 40% of our common stock, two directors as long as EagleTree and its affiliates beneficially own at least 20% and less than 30% of our common stock, and one director so long as EagleTree and its affiliates beneficially own at least 10% and less than 20% of our common stock. Furthermore, as long as EagleTree and its affiliates beneficially own at least 20% of our common stock, a change to the size of our board of directors requires approval by a majority of the EagleTree director designees. In addition, in the event a vacancy on the board of directors is created by the resignation of an EagleTree director designee, a majority of the remaining EagleTree director designees will have the right to have the vacancy filled by a new EagleTree director‑designee. If there are no EagleTree director designees on our board of directors, the vacancy will be filled by a nominee designated by EagleTree. As long as EagleTree and its affiliates beneficially own at least 50% of our common stock, directors may be removed with or without cause upon a majority vote of our stockholders. Pursuant to the Investor Rights Agreement, as long as EagleTree and its affiliates beneficially own at least 20% of our common stock, EagleTree director designees will serve on our compensation committee and nominating and corporate governance committee, subject to applicable Nasdaq rules.

In addition, our second amended and restated certificate of incorporation and amended and restated bylaws permit, for as long as affiliates of EagleTree maintain beneficial ownership of at least 50% of our outstanding common stock, stockholder action by majority written consent, special meetings to be called by a majority of stockholders and amendments to our second amended and restated certificate of incorporation and amended and restated bylaws to be approved by a majority of our stockholders.

Registration Rights Agreement

We also entered into a registration rights agreement, or the Registration Rights Agreement, with EagleTree, certain stockholders, and other persons who may become party thereto. Subject to certain conditions, the Registration Rights Agreement provides certain affiliates of EagleTree with two “demand” registrations per year in the initial 12 months following the date of our initial public offering and three “demand” registrations per year from and after the date that is 12 months after our initial public offering; provided, that if any time after the 12 months following our initial public offering we are not eligible to file a Form S‑3 shelf registration statement or for any other reason the “demand” registration statement is required to be filed on Form S‑1, we will only be required to effect “two” demand registrations per year. In addition, we are required to file a shelf registration statement to register EagleTree’s shares whenever we are eligible to file a Form S‑3 shelf registration statement, and we are required to file an automatic shelf registration statement to the extent that we are qualified to do so. Under the Registration Rights Agreement, all holders of registrable securities party thereto are provided with customary unlimited “piggyback” registration rights following an initial public offering, with certain exceptions. The Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended, or the Securities Act.

Director and Executive Officer Compensation

Please see “Non‑Employee Director Compensation” and “Executive Compensation Tables” for information regarding compensation of our directors and executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S‑K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving any related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Since the adoption of this policy, we have followed all policies and procedures in reviewing, approving and ratifying related person transactions.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our board of directors is committed to attracting and retaining a highly experienced, capable and diverse group of non‑employee directors, including through pay levels and compensation practices that are competitive relative to other publicly‑listed companies. In addition, we reimburse our non‑employee directors for travel and other necessary business expenses incurred in the performance of their services for us.

For fiscal 2024, our non‑employee directors (other than any individual who is (1) an employee of the Company or any parent or subsidiary or (2) serving on the board as a stockholder representative) were compensated under our non‑employee director compensation program, or the Director Compensation Program.

Pursuant to the Director Compensation Program, our non‑employee directors will receive cash compensation, paid quarterly in arrears, as follows:

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Each non‑employee director will receive an annual cash retainer in the amount of $65,000 per year.
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The chairperson of the audit committee will receive additional annual cash compensation in the amount of $30,000 per year for such chairperson’s service on the audit committee. Each non‑chairperson member of the audit committee will receive additional annual cash compensation in the amount of $15,000 per year for such member’s service on the audit committee.
•
The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the compensation committee. Each non‑chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the compensation committee.
•
The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $12,500 per year for such chairperson’s service on the nominating and corporate governance committee. Each non‑chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, each non‑employee director who serves on the board as of any annual meeting (and will continue serving following such annual meeting) will automatically, on the date of such annual meeting, be granted Annual Awards of: (a) an option to purchase shares of our common stock, which option will have an aggregate grant date value on the date of grant of $100,000; and (b) restricted stock units with an aggregate value on the date of grant of $100,000.

The Initial Awards will vest on the first anniversary of the date of grant, subject to continued service through each applicable vesting date. The Annual Awards will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholders’ meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date. The exercise price per share of director options will be equal to the fair market value of a share of our common stock on the grant date, and all equity awards held by the directors will vest in full upon the consummation of a Change in Control (as defined in the 2020 Incentive Award Plan, or the 2020 Plan). In accordance with the 2020 Plan, the sum of the value of all equity awards and cash that may be granted to a non‑employee director during any calendar year shall not exceed $1,000,000 for such director’s first year of service as a director and $500,000 for each year thereafter.

Our board of directors and compensation committee considered all material information available when determining the compensation programs for our non‑employee directors, including in particular data provided by Compensia, who provided data relating to companies having market capitalizations and industries similar to ours. While our board of directors and compensation committee reviewed the statistical compensation data and elements derived from this supplemental industry information when determining the compensation for our non‑employee director compensation programs, our board of directors and our compensation committee did not benchmark our non‑employee director compensation against any single company or an identifiable select group of companies.

The following table summarizes the total compensation earned during the year ended December 31, 2024 by our non‑employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Other ($)	Total ($)

Anup Bagaria	—	—	—	—	—
Jason Glen Cahilly	100,000	104,092	99,600	—	303,692
George L. Majoros, Jr.	—	—	—	—	—
Stuart A. Martin	—	—	—	—	—
Samuel R. Szteinbaum	97,500	104,092	99,600	—	301,192
Randall J. Weisenburger	95,000	104,092	99,600	—	298,692
Diana Bell	80,000	104,092	99,600	—	283,692
Sarah Mears Kim	75,000	104,092	99,600	—	278,692

(1)
Amounts shown represent the grant date fair value of options and restricted stock units granted during fiscal 2024 as calculated in accordance with ASC Topic 718. See Note 10 of the consolidated financial statements included in our Annual Report on Form 10 K filed on February 26, 2025. The grant date fair value reflected in the tables above are slightly different from the values in the Director Compensation Program as a result of the rounding of shares numbers as part of the grant value calculations.

The table below shows the aggregate numbers of option awards outstanding (exercisable and unexercisable) and unvested stock awards held as of December 31, 2024 by each non‑employee director who was serving as of December 31, 2024.

Name	Options Outstanding at Fiscal Year End	Unvested Outstanding Stock Awards at Fiscal Year End

Anup Bagaria	—	—
Jason Glen Cahilly	132,223	8,874
George L. Majoros, Jr.	—	—
Stuart A. Martin	—	—
Samuel R. Szteinbaum	82,223	8,874
Randall J. Weisenburger	132,223	8,874
Diana Bell	54,684	8,874
Sarah Mears Kim	46,998	8,874

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2025:

Name	Age	Position(s)

Andrew J. Paul	68	Chief Executive Officer and Director
Thi L. La	60	President, Chief Operating Officer and Director
Michael G. Potter	58	Chief Financial Officer

Mr. Paul’s and Ms. La’s biographical information is set forth in “Proposal No. 1–Election of Directors” in this proxy statement. On February 10, 2025, Mr. Paul notified the Company of his retirement from his position as Chief Executive Officer and from the board of directors, effective July 1, 2025. Mr. Paul will be succeeded as Chief Executive Officer by Ms. La.

Michael G. Potter has served as our Chief Financial Officer since November 2019. Previously, Mr. Potter worked as a business consultant, including interim Chief Financial Officer work and advising a large pension fund. Prior to that, from July 2011 to May 2016, Mr. Potter was Chief Financial Officer and Chief Legal Officer at Canadian Solar, a company listed on the Nasdaq Exchange. Prior to that, Mr. Potter spent 10 years in the semiconductor industry holding multiple Chief Financial Officer roles at public companies including Lattice Semiconductor Corporation, Neophotonics and STATS ChipPac. Prior to that, Mr. Potter worked for six years at Honeywell in various financing and accounting positions, and at KPMG in Montreal working as an auditor. Mr. Potter is a member of the board of Cordelio Power, Inc. and serves as the chair of its audit committee. Mr. Potter is a Chartered Professional Accountant (CPA), CA. He received a Graduate Diploma of Public Accountancy from McGill University, and a BComm in Accounting from Concordia University.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis Summary

The following discussion and analysis of compensation arrangements of our named executive officer(s), or NEO(s), should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Our board of directors, together with input from our compensation committee that is appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of near‑term corporate targets and individual performance as well as long‑term business objectives. All total direct compensation awards in respect of our NEOs have been and will continue to be formally determined by our board of directors following recommendation from our compensation committee.

Our NEOs for fiscal 2024 were as follows:

•
Andrew J. Paul, Chief Executive Officer;
•
Thi L. La, President and Chief Operating Officer; and
•
Michael G. Potter, Chief Financial Officer.

On February 10, 2025, Mr. Paul notified us of his retirement from his position as our Chief Executive Officer and from the board of directors, effect as of July 1, 2025. On February 11, 2025, our board of directors appointed Ms. La, the Company’s current President and Chief Operating Officer, to serve as Chief Executive Officer, effective July 1, 2025 or such other date mutually agreed by the Company and Ms. La.

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward financial results and effective strategic leadership through the use of both short‑term rewards and long‑term incentives and to promote alignment of the financial interests of our executive officers with our stockholders. We seek to provide total direct compensation (salary, annual bonus and equity grants) that allows us to be competitive in the labor markets where we compete for executive talent, adjusted as necessary to take into consideration other relevant factors such as any particular senior executive’s performance, experience and responsibilities. We seek to attract, motivate and retain the most highly‑qualified executives to manage each of our business functions. We seek individuals who we believe will be able to contribute to our business, our vision of future success and our culture and values, and who will promote the long‑term interests and growth of our company. We believe our compensation program encourages an ownership mentality by our executives by linking actual pay to operating performance and increasing stockholder value. We believe executive officer compensation should be structured in a straightforward manner that encourages our executives towards strong performance through ambitious but achievable corporate and individual performance targets.

In determining the form and amount of compensation payable to the NEOs, we are guided by the following objectives and principles:

•
Design compensation levels to attract, motivate and retain talented leadership in the markets in which we operate. The market for talented management is highly competitive in our industry. We aim to provide an executive compensation program that attracts, motivates and retains high‑performing talent and rewards them for maintaining and extending our competitive position within our industry.
•
Reinforce alignment of executives’ interests with the goal of creating long-term stockholder value. Long‑term incentive awards, including equity‑based compensation, incentivize executives to manage the Company from a perspective that is aligned with our stockholders in promoting long‑term growth and appropriate risk‑taking and risk‑mitigation.
•
Directly and substantially link compensation to measurable corporate and individual performances, with variable compensation constituting a significant portion of total compensation. We seek to provide our executives with an ability to earn significantly differentiated rewards for outstanding performance against company, individual business unit and individual goals. Accordingly, a significant portion of total direct compensation is variably tied to our financial, operational and strategic performance, as well as to business unit and individual performances.

Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at-risk compensation.	X	Grant uncapped cash incentives or guaranteed equity compensation.
✓	Emphasize the use of equity compensation with multi-year vesting to promote executive retention and to reward long-term value creation.	X	Provide excessive perquisites.
✓	Weight the overall pay mix towards incentive compensation for senior executives.	X	Provide compensation-related tax gross-ups.
✓	Utilize independent compensation consultant to advise our compensation committee.	X	Guarantee executive officers’ annual salary increases, bonuses, or new grants of long-term equity.
✓	Establish incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow stockholder value.	X	Permit our employees, including our executive officers, and the members of our board of directors to pledge or hedge shares of our common stock.
✓	Utilize a clawback policy that complies with SEC and corresponding Nasdaq listed company requirements.	X	We do not pay dividends and have not paid dividends or dividend equivalents on unvested equity awards.
✓	Conduct an annual review of executive compensation.
✓

Conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the Company.

✓	Provide post-employment compensation arrangements for our executive officers in amounts and multiples that are within market norms and consistent with our compensation peer group.
✓	Review risks associated with our key executive positions on an annual basis to establish an adequate succession strategy and to ensure that plans are in place for our most critical positions.

Determination of Compensation

Role of the Compensation Committee, Board of Directors and Executive Officers

Our compensation committee initially determines the compensation policy and total direct compensation payable to all of our NEOs, together with input from our Chief Executive Officer, and makes recommendations to our board of directors for its formal approval. The compensation committee and the board of directors interact with management on compensation issues primarily through communications, meetings and discussions with the Chief

Executive Officer and the Chief Human Resources Officer, who also attend meetings of the compensation committee and/or board of directors as requested by the compensation committee and board of directors, as the case may be. As part of the fiscal 2024 compensation determination process, the Chief Executive Officer recommended to the compensation committee at the beginning of the year key initiatives and goals for the Company and for each NEO. The compensation committee then presented its own recommendations to the board of directors for formal approval. In addition, the compensation committee reviewed and initially determined total direct compensation for our Chief Executive Officer and then recommended such to our board of directors for formal approval. Our Chief Executive Officer did not participate in any formal decisions by our compensation committee or board of directors regarding his own compensation and he recused himself from formal votes when his compensation was decided. At the end of each year, the board of directors after recommendation from our compensation committee evaluated and formally determined our actual company‑wide performance against the operating plan and performance targets that had been approved for the prior fiscal year. The compensation committee also met periodically to discuss compensation‑related matters as they arose during the year.

In early fiscal 2025, after completion of the fiscal 2024 year, the Chief Executive Officer reviewed with the compensation committee progress towards goals, results compared to targets and other material items relating to overall company performance and each NEO. The Chief Executive Officer and the compensation committee also reviewed competitive market analyses prepared and provided by independent compensation consultant Compensia. The Chief Executive Officer provided the compensation committee with recommended total direct compensation levels for fiscal 2024 and targeted total direct compensation levels for fiscal 2025 for each NEO (except for his own). The compensation committee then determined the fiscal 2024 actual and 2025 targeted total direct compensation for each of our NEOs. Our compensation committee recommended for approval by our board of directors (and our board of directors formally approved in early fiscal 2025) our actual executive compensation for each NEO awarded for fiscal 2024 and targeted for fiscal 2025.

Role of Compensation Consultant

As part of the 2024 compensation decisions, the board of directors and the compensation committee considered advice and data provided by Compensia, an independent compensation consulting firm engaged by us in 2024 to provide guidance regarding our executive compensation program and to gain a general understanding of current compensation practices. The data provided by Compensia reported statistics on the total compensation, position and responsibilities of executives employed by similarly‑situated companies in our industry. For fiscal 2024, Compensia advised and assisted with the following:

•
development of a peer group to be used in the evaluation of 2024 executive and director compensation;
•
market analysis of executive officer base salary and annual cash bonus compensation;
•
market analysis of long-term incentive compensation of our executive officers;
•
market analysis of director compensation;
•
design of competitive and appropriate compensation packages to incentivize executives to maximize company performance;
•
consultation with our compensation committee chair and other members between compensation committee meetings; and
•
support on other ad hoc matters throughout the year.

Competitive Assessment

A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executive officers remain competitive with the packages offered by companies with which we compete for executive talent. The compensation committee consults with Compensia to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

2024 Peer Group

With the assistance of Compensia, the compensation committee annually reviews the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. While referencing peer group compensation levels is helpful in determining market‑competitive compensation for our NEOs, the compensation committee and board of directors do not directly tie any pay elements to particular benchmarks within the peer group. Rather, peer data is one material consideration, along with employee knowledge, skills, experience, individual performance and scope of responsibilities, among other factors.

In developing the 2024 peer group, the compensation committee considered several qualitative and quantitative elements. The targeted criteria set out below were guidelines, and not all companies selected met each of the selection criteria.

•
Industry Scope – electronic components, electronic equipment and instruments, communication equipment, alternative carriers, semiconductors, consumer electronic and technology HW, storage and peripherals;
•
Revenue Scale – companies within a revenue range for the last four quarters of $674 million to $4.0 billion (~0.5x to ~3.0x our same revenue at the time the peer group was adopted);
•
Market Capitalization – companies within a market cap range of $446 million to $7.1 billion (~0.25x to ~4.0x our valuation at the time the peer group was adopted); and
•
Geographic Location – headquartered in the U.S. with a preference for Bay Area and/or west coast companies.

Following this analysis, the compensation committee identified the following 19 publicly-traded companies as our peer group to be used in reviewing executive compensation for 2024:

Belden Inc.	Ciena Corporation	EchoStar Corporation
ePlus inc.	Extreme Networks, Inc.	GoPro, Inc.
Infinera Corporation	Juniper Networks Inc.	Logitech International S.A.
Lumentum Holdings Inc.	Methode Electronics, Inc.	OSI Systems, Inc.
Pure Storage, Inc.	SMART Global Holdings, Inc.	Sonos, Inc.
Sunpower, Inc.	Super Micro Computer, Inc.	Viavi Solutions Inc.
VIZIO Inc.

We have added two new companies which fell within the targeted criteria set forth above: Methode Electronics, Inc. and Sunpower, Inc.. We also removed two companies which were part of our peer group in 2023: Netgear, Inc. and Ubisoft Entertainment SA (because they no longer fit into our targeted selection criteria).

Our compensation committee expects to periodically review and update this peer group and to utilize an independent compensation consultant for benchmarking and peer group analysis in determining and developing compensation packages for our NEOs.

Results of Last Stockholder “Say on Pay” Vote

At our 2024 Annual Meeting of Stockholders, we conducted our annual non binding advisory vote on the compensation of our NEOs, commonly referred to as a “say on pay” vote, in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010. Approximately 92.7% of the votes cast by stockholders on this proposal were cast in support of the fiscal 2023 compensation of our NEOs. We believe that this is representative of the steps we have taken to better align the interests and compensation of our NEOs with the interests of our stockholders and the performance of our Company. In addition, at our 2020 Annual Meeting of Stockholders, we conducted a non binding advisory vote on the frequency of our “say on pay” votes, commonly referred to as a “say on frequency” vote, in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010. Based on approximately 84.4% of votes cast by stockholders supporting a three year frequency, our “say on pay” votes shall happen every three years.

Components of Compensation for Fiscal 2024

Our performance‑driven compensation program for our NEOs consists of the following main components:

•
base salary;
•
annual cash bonus;
•
long‑term equity awards;
•
benefits;
•
perquisites; and
•
termination‑based compensation.

We will continue to build our executive compensation program around each of these elements because each individual component is useful in furthering our compensation philosophy, and we believe that, collectively, they are effective in achieving our overall objectives.

Base Salary. We provide our NEOs with a base salary to provide a fixed level of compensation for their service to our company during each fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation that adequately reflects the executive’s qualifications, experience, role and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities, and experience and the competitive market for such talent, based on, among other things, experience with other similarly‑situated companies and our industry. The compensation committee reviews annually each NEO’s performance and may increase the respective base salary at its discretion if merited by performance or other market factors necessary to attract, motivate and retain our executives. Base salaries for fiscal 2024 were approved by our board for our NEOs in February 2024 following the initial recommendations from our compensation committee in February 2024. Specifically, for fiscal 2024, the board of directors formally approved maintaining the base salaries from 2023 of our each of our NEOs based on our board of director’s evaluation and recommendations from our compensation committee and Chief Executive Officer relating to each NEO’s performance and after evaluating compensation surveys prepared by Compensia and considering all other relevant facts and circumstances. The following table represents our NEOs’ base salaries for 2024.

Name	Percentage Increase (%)	Base Salary Effective January 1, 2024 ($)

Andrew J. Paul, Chief Executive Officer	0	850,000
Thi L. La, President and Chief Operating Officer	0	563,000
Michael G. Potter, Chief Financial Officer	0	525,000

Annual Cash Bonus. Annual cash bonus payments are intended to reward short‑term company‑wide, business unit and individual performances and achievements. In fiscal 2024, each NEO’s target annual cash bonus comprised a significant portion of their respective total cash compensation opportunity, in line with our intention to pay for performance. As a cornerstone of our compensation policy, we aim to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. Our annual cash bonus plans are designed to motivate and reward our executives for achieving and exceeding corporate, business unit and individual goals, thereby tying the executives’ interests to those of our stockholders. The annual cash bonus program is reviewed and approved annually by our board of directors after being reviewed and approved by our compensation committee, which receives recommendations from our Chief Executive Officer.

Each of our NEOs was eligible for performance‑based cash incentives under our annual bonus program in 2024.

Target Annual Cash Bonus Amounts. Our board of directors expresses each executive’s target annual cash bonus opportunity as a percentage of base salary actually paid in the applicable fiscal year. The board of directors after recommendation from the compensation committee, and with reference to Compensia market data, set these rates based on each participating executive’s experience in his or her role, level and scope of responsibility held and other relevant factors.

In February 2024, the Chief Executive Officer provided the compensation committee with his recommendations regarding the fiscal 2024 target bonus amounts for our NEOs other than himself. These amounts were established by the compensation committee and, in turn, our board of directors after further taking into consideration the Compensia data described above, historical bonus payout levels, the Corporate Performance Factor established by the compensation committee for fiscal 2024 and the compensation committee’s philosophy to emphasize performance‑based pay. For fiscal 2024, our board of directors after recommendations from our compensation committee established target bonus opportunities of 120% of base salary for Mr. Paul, 100% for Ms. La and 75% for Mr. Potter (which remained the same as in 2023).

Performance Goals. When determining the annual cash bonus amounts to be ultimately paid to our NEOs under the annual cash bonus program, the board of directors after recommendation from the compensation committee compares corporate, business unit and individual performances against goals established at the beginning of the year. For fiscal 2024, 75% of the total cash bonus opportunity for each NEO was a function of the Corporate Performance Factors and the remaining 25% was a function of a threshold performance factor, or the Individual Performance Factor. Once the Individual Performance Factor was determined, their individual performances were assessed against such Individual Performance Factor. Accordingly, for fiscal 2024, the annual cash bonus opportunities for our NEOs in respect to the Corporate Performance Factor and the Individual Performance Factor, respectively, were as follows: $765,000 and $255,000 for Mr. Paul, $422,250 and $140,750 for Ms. La, and $295,312 and $98,438 for Mr. Potter.

Performance Factors. The Corporate Performance Factors for each year are established by the compensation committee and, in turn, approved by our board of directors, taking into account historical performance, company and industry growth, the Company’s annual operating plan, consultation with management and Compensia, any investor guidance and such other factors as the compensation committee deems appropriate. In fiscal 2024, the approved Corporate Performance Factors were based on two performance goals (weighted equally at 50%): (i) our annual revenue and (ii) our operating income as adjusted for certain non‑GAAP factors, or non‑GAAP adjusted operating income. Non‑GAAP adjusted operating income is intended to be an internal financial measure that may be adjusted for extraordinary and/or non‑recurring items, not calculated in accordance with GAAP. For a full reconciliation for non‑GAAP adjusted operating income to the most directly comparable financial measure stated in accordance with GAAP, please see “Use and Reconciliation of Non‑GAAP Financial Measures” and the accompanying tables in our press release filed as an exhibit to a Current Report on Form 8‑K that we filed with the SEC on February 12, 2025. In addition, the compensation committee and board of directors may, in their discretion, make further adjustments to the non‑GAAP adjusted operating income certified as ultimately achieved for a given year. In February 2024, the compensation committee set the Corporate Performance Factors for fiscal 2024 at (i) $1,600.5 million for annual revenue and (ii) $123.0 million for non‑GAAP adjusted operating income. The compensation committee believed these targets represented ambitious but achievable performance goals based on the information known at the time.

The compensation committee also determined that each Corporate Performance Factor would have a threshold level for annual cash bonus payouts at 90% for annual revenue and 85% for non‑GAAP adjusted operating income of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 25% for annual revenue and 50% for non‑GAAP adjusted operating income), would meet target at 100% of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 100% for each Corporate Performance Factor) and would be at its maximum at 110% for annual revenue and 115% for non‑GAAP adjusted operating income of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 200% for each Corporate Performance Factor). Amounts between threshold, target and maximum levels would be determined using linear interpolation.

Revenue Targets & Payout Scale	Threshold	Target	Maximum

Revenue attainment v. 2024 target	90%	100%	110%
Bonus payout % of target	25%	100%	200%

Non-GAAP Adjusted Operating Income (AOI) Targets & Payout Scale	Threshold	Target	Maximum

AOI attainment v. 2024 target	85%	100%	115%
Bonus payout % of target	50%	100%	200%

The actual amounts paid to our NEOs, other than our Chief Executive Officer, in respect of the Individual Performance Factor portion of the annual cash bonus are determined, after holistic assessments of each NEO’s performance for the given year, by our compensation committee and board of directors inclusive of recommendations from our Chief Executive Officer.

In fiscal 2024, the approved Individual Performance Factor was based on one financial performance goal: our operating income as adjusted for certain non‑GAAP factors, or non‑GAAP adjusted operating income. In January 2024, the compensation committee set the Individual Performance Factors for fiscal 2024 at $94 million. The compensation committee believed this target represented an ambitious but achievable performance goal based on the information known at the time.

In order to be eligible for a bonus under the Individual Performance Factor for 2024, the Individual Performance Factor must have met at least 75% of target (in which case an Individual Performance Factor up to 100% could have been attained), and if the Individual Performance Factor had equaled or exceeded 85% of target, then an Individual Performance Factor up to 200% could have been attained.

In the case of our Chief Executive Officer, our board of directors, upon recommendation from our compensation committee, determines the actual amount of the portion of the annual cash bonus to be paid in respect of the Individual Performance Factor portion of the annual bonus. In the case of the other NEOs, our Chief Executive Officer determines the actual amount of Individual Performance Factor payout. The portion of the annual cash bonus payable with respect to the Individual Performance Factor for NEOs with performances that did not meet expectations is expected to be zero.

Certification of Performance Goals. Following the end of fiscal 2024, the compensation committee reviewed actual annual revenue and non‑GAAP adjusted operating income achieved during fiscal 2024. The compensation committees certified an annual revenue of $1,316 million and a non‑GAAP adjusted operating income amount of $46.0 million for fiscal 2024. The compensation committee then certified 82% and 37% achievement compared to the respective threshold targets for 2024. These determinations resulted in a Corporate Performance Factor preliminary bonus payout percentage of 0% in respect of each of the annual revenue and non GAAP adjusted operating income performance goals. In addition, the certified annual non GAAP adjusted operating income result for fiscal 2024 fell below the minimum level required for any payout to have been earned under the Individual Performance Factor. As a result, our board of directors determined (after recommendation from our compensation committee) the payout percentages based on individual performances under the Individual Performance Factor to be 0%.

Accordingly, the board of directors determined (based on recommendation from our compensation committee) that no cash bonuses would be awarded to NEOs for fiscal 2024 performance. Going forward, we expect to continue to use a similar performance‑based incentive framework in deciding annual cash bonuses for our executives, including for our annual 2025 cash bonus plan.

Long‑Term Equity Awards. Our board of directors and compensation committee seek to foster an environment of executive ownership that incentivizes long‑term investment and focus by our NEOs through the use of equity‑based awards. Our aim is to promote long‑term, sustainable growth and to align executive performance and behaviors to create a culture conducive to stockholder investment. The compensation committee and our board of directors believe a meaningful portion of compensation should be equity‑based and should recognize scope of responsibilities, reward demonstrated leadership and performance, motivate future superior performance and closely align the interests of our executives with our stockholders.

As a key tool to assist in attracting, motivating and retaining a highly experienced, capable and diverse group of employees and non‑employee directors, following our initial public offering, we maintain the 2020 Plan. The 2020 Plan provides for the grant of options, PSUs, RSUs and other stock‑based awards. When determining the size of the grants for our NEOs, our compensation committee’s and board of directors’ philosophy is to provide our NEOs with strong incentives to build long‑term value in the Company in close alignment with our stockholders. We also granted options to each of our NEOs prior to adoption of the 2020 Plan. Options to purchase our common stock that were granted to our NEOs prior to our initial public offering are governed by the 2017 Equity Incentive Program, or the 2017 Program.

In February 2024, we granted stock options, RSUs and performance stock units (or PSUs) to each of our NEOs. Twenty‑five percent of the stock options vest on February 16, 2024 and 1/48th vest on each monthly anniversary thereafter, subject to the applicable NEO’s continued service through the vesting date. Twenty‑five percent of the RSUs vest on February 16, 2024 and 1/16th vest on each three-month anniversary thereafter, subject to the applicable NEO’s continued service through the vesting date.

The PSUs awarded to our NEOs vest as to 1/3 of the earned PSUs on December 31, 2024 and as to the remaining earned PSUs in eight equal quarterly installments for two years thereafter, subject to the applicable NEO’s continued service through each applicable vest date. The number of PSUs earned is determined based on the Company’s revenue and adjusted operating income for the performance period of fiscal year 2024, each as calculated as discussed above under our Annual Cash Bonus and were each weighted at 50%. The target annual revenue was $1,601 million resulting in 50% the PSUs becoming earned, with a minimum achievement of $1,440 million annual revenue resulting in 12.5% the PSUs becoming earned and a maximum achievement of $1,761 million annual revenue resulting in 100% the PSUs becoming earned. The target adjusted operating income was $123 million resulting in 50% the PSUs becoming earned, with a minimum achievement of $105 million adjusted operating income resulting in 12.5% the PSUs becoming earned and a maximum achievement of $141 million adjusted operating income resulting in 100% the PSUs becoming earned. If the annual revenue or the adjusted operating income is between levels, the number of earned PSUs shall be determined using linear interpolation, and any PSUs that do not become earned PSUs at the end of the performance period (December 31, 2024) will be forfeited. In addition, if a Change in Control (as defined in the 2020 Plan) occurs before the end of the Performance Period, the number of earned PSUs shall be equal to the greater of (i) the target number of PSUs and (ii) the number of PSUs that actually vests calculated as of the date prior to such Change in Control.

The following table sets forth the number of stock options, RSUs and PSUs granted to our NEOs in the 2024 fiscal year.

Name	Stock Options Granted	RSUs Granted	PSUs Granted at Target (100%)

Andrew J. Paul	450,000	80,000	80,000
Thi L. La	375,000	60,000	60,000
Michael G. Potter	175,000	28,000	28,000

Equity forms an integral part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In February 2025, our board of directors upon recommendation from our compensation committee determined that none of the PSUs that were awarded in 2024 were earned as result of each of our annual revenue and adjusted operating income levels being below the threshold levels (as further discussed under the Annual Cash Bonus section above). In the future, we may consider awarding additional forms of equity incentives, such as grants of restricted stock, and other performance‑based awards.

Benefits. We provide the following benefits to all our employees, including our NEOs:

•
medical, dental and vision insurance;

•
life insurance, accidental death and dismemberment and business travel and accident insurance;
•
employee assistance program;
•
health and dependent care flexible spending accounts;
•
short and long‑term disability; and
•
401(k).

We match 100% of a participant’s annual eligible contribution to the 401(k) plan, up to 4% of their annual base salary or up to the IRS limit, whichever is lower. We believe that providing a vehicle for tax‑deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. The actual amount of the matching contributions awarded to each NEO in 2024 is set forth below in the Summary Compensation Table in the column titled “All Other Compensation.”

Our board of directors and our compensation committee, in their discretion, may revise, amend or add to any executive’s benefits if it deems necessary. Consistent with our overall compensation philosophy, we intend to continue to maintain our current benefits plans for executives as well as other employees.

Perquisites. We determine perquisites on a case‑by‑case basis and will provide a perquisite to an NEO when we believe it is necessary and appropriate. Any perquisites we supply will be reasonable and consistent with market trends in the countries in which our NEOs are located. For example, we offer all employees a discount on most of our products. We believe that providing these benefits can be a relatively inexpensive way to enhance the competitiveness of an executive’s compensation package. In 2024, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.

Termination‑Based Compensation. We believe that terminations of employment are causes of great concern and uncertainty for our senior executives. We aim to alleviate these concerns and allow executives to remain focused on their duties and responsibilities to our Company by providing protections to certain executives in the termination context.

We provide termination benefits to certain of our NEOs based on our general knowledge of severance practices in our industry and as the result of arms’ length negotiations generally at the time our executives enter into employment with us or at the time they are requested to take on additional responsibilities. The level of benefits can vary from executive to executive based on numerous relevant factors and are agreed through arms’ length negotiations, as detailed in the respective executive’s employment and/or severance agreement.

Severance payments for each NEO are comprised of a cash payment in lieu of salary, coverage of health benefits for a limited period of time and accelerated vesting of all equity awards (to the extent such termination occurs in connection with a change in control) in exchange for a signed general release of all claims and subject to other terms and conditions detailed in the respective executive’s employment contract. For more detailed descriptions of the benefits provided to the relevant NEO upon a termination of employment, please see “Employment and Separation Agreements with Named Executive Officers” below.

Change in Control. No NEO, besides the change in control severance payments and benefits as noted above and the Change in Control treatment described above for the PSUs, has rights to change in control‑related payments or benefits beyond those provided for in the 2017 Program and relevant option agreements. Under the 2017 Program and related option agreements, in the event of a change in control, all options will become fully vested and exercisable to the extent the underlying holder has provided services to the Company for at least one year. Our NEOs are also eligible for accelerated vesting of all of their equity awards upon certain qualifying terminations of employment following a change in control. For more detailed descriptions of the benefits provided to our NEOs upon a termination of employment, please see “Employment and Separation Agreements with Named Executive Officers” below.

Executive and NED Stock Ownership Guidelines. We have not implemented stock ownership guidelines related to holdings of our common stock for our executives or non‑employee directors, but we may implement such guidelines in the future. We will continue to periodically review best practices and re‑evaluate our position with respect to stock ownership guidelines.

Compensation Recovery Policy. We adopted a clawback policy in compliance with NYSE listing standards and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the NYSE rules, to recoup incentive‑based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023, and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2024 Annual Report on Form 10‑K.

Equity Award Timing Policies and Practices. Grants of options to purchase our common stock, including for our NEOs, are generally based upon a predetermined schedule each year as a part of the annual compensation process as described in the “Component of Compensation for Fiscal 2024 – Long-Term Equity Awards” section above. If additional long-term incentive compensation is determined to be appropriate, our board of directors, compensation committee or applicable designee approves any annual grants of options for continuing employees in the first fiscal quarter commensurate with the prescheduled board and committee meetings. The grant dates of these options are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120 (“SAB 120”), prior to the release of material nonpublic information (“MNPI”) such as on Forms 8-K, 10-Q or 10-K. Grants of options may occur at other times during the year due to business needs, such as for a newly hired employees or officers or newly appointed board members. The board of directors, compensation committee, or applicable designee does not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. Generally, exercise prices are based on the closing price of the underlying common stock on the grant date, subject to the applicable rules for NSOs and ISOs under the 2020 Plan. Vesting dates for options typically follow a standard monthly cadence and are not timed to anticipate the release of MNPI.

There were no grants of options to our NEOs within four business days before or one business day after the release of MNPI on Forms 8-K, 10-Q or 10-K in 2024. As such, no table of such option grants is presented under Item 402(x) of Regulation S-K.

Tax and Accounting Considerations. While our board of directors and our compensation committee generally consider the financial, accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. In addition, our board of directors and our compensation committee have considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, on the compensation paid to our NEOs. Section 162(m) of the Code denies a publicly‑traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non‑deductible allows us to provide compensation tailored to the needs of our company and our NEOs and is an important part of our responsibilities and benefits our stockholders.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation‑Stock Compensation, or ASC Topic 718, for our stock‑based compensation awards.

ASC Topic 718 requires companies to measure the compensation expense for all share‑based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Other provisions of the Code can also affect compensation decisions for our NEOs. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A.

The board of directors and the compensation committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Code imposes a 20% excise tax on those payments. The board of directors and the compensation committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

Hedging Policy

Because there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if any member of the board of directors or employee were to engage in short‑term or speculative transactions involving our securities, our Insider Trading Compliance Program provides that they may not engage in any of the following activities:

•
short sales of the Company’s securities;
•
transactions in puts, calls or other derivative securities involving the Company’s securities, on an exchange or in any other organized market;
•
hedging transactions involving the Company’s securities, including but not limited to zero-cost collars and forward sale contracts;
•
purchasing the Company’s securities on margin or holding the Company’s securities in a margin account; and
•
pledging the Company’s securities as collateral to secure loans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2025 Annual Meeting and incorporated by reference in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024.

Compensation Committee

Jason Glen Cahilly

George Majoros, Jr.

Anup Bagaria

Sarah Mears Kim

Samuel R. Szteinbaum

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Andrew J. Paul(4)	2024	850,000	—	2,166,400	2,945,295	—	13,800	5,975,495
Chief Executive Officer	2023	—	—	1,763,060	4,489,367	447,908	—	6,700,335
	2022	708,333	—	3,147,007	6,024,176	—	11,600	9,891,116
Thi L. La(5)	2024	563,000	—	1,624,800	2,454,413	—	13,800	4,656,013
President	2023	563,000	—	734,614	1,870,567	255,672	13,200	3,437,053
	2022	563,000	—	974,983	2,259,069	—	11,600	3,808,652
Michael G. Potter	2024	525,000	—	758,240	1,145,393	—	13,800	2,442,433
Chief Financial Officer	2023	525,000	—	514,232	1,309,400	178,812	13,200	2,540,644
	2022	525,000	—	673,493	1,506,046	—	11,600	2,716,139

(1)
Amounts shown represent the grant date fair value of options, RSUs and PSUs granted during fiscal 2024 as calculated in accordance with ASC Topic 718. See Note 10 of the consolidated financial statements included in the Annual Report on Form 10 K filed on February 26, 2025, for the assumptions used in calculating this amount. For purposes of our PSUs, which vest based on the attainment of certain annual revenue and adjusted operating income metrics (as further described above), the grant date fair value included is based on the probable achievement of such metrics. The grant date fair value of the PSUs assuming the maximum achievement of such metrics is $4,549,440. As described above, in February 2025, the board certified that none of the applicable performance metrics were achieved with these PSUs
(2)
Amounts shown represent the annual performance‑based cash bonuses earned by our NEOs based on the achievement of certain performance objectives. These amounts are paid to the NEOs early in the year following the applicable performance period. Please see the descriptions of the annual performance bonuses paid to our NEOs under “Annual Cash Bonus” above.
(3)
Amounts shown represent matching contributions under our 401(k) plan.
(4)
In February 2025, Mr. Paul informed us of his retirement as our Chief Executive Officer and a member of our board effective as of July 1, 2025.
(5)
In February 2025, in connection with Mr. Paul’s retirement, Ms. La was appointed to service as our Chief Executive Officer effective as of July 1, 2025.

Grants of Plan-Based Awards in 2024

The following table represents our grants of plan‑based awards to our NEOs for the past fiscal year.

	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of option awards ($/Sh)(5)	Grant date fair value of stock and option awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Andrew J. Paul	—	382,500	1,020,000	2,040,000	—	—	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	—	450,000	13.54	2,945,295
	2/16/2024	—	—	—	—	—	—	80,000	—	—	1,083,200
	2/16/2024	—	—	—	40,000	80,000	160,000	—	—	—	1,083,200
Thi L. La	—	211,125	563,000	1,126,000	—	—	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	—	375,000	13.54	2,454,413
	2/16/2024	—	—	—	—	—	—	60,000	—	—	812,400
	2/16/2024	—	—	—	30,000	60,000	120,000	—	—	—	812,400
Michael G. Potter	—	147,656	393,750	787,500	—	—	—	—	—	—	—
	2/16/2024	—	—	—	—	—	—	—	175,000	13.54	1,145,393
	2/16/2024	—	—	—	—	—	—	28,000	—	—	379,120
	2/16/2024	—	—	—	14,000	28,000	56,000	—	—	—	379,120

(1)
Amounts in the “Estimated Future Payouts Under Non‑Equity Incentive Plan Awards” column relate to amounts payable under our 2024 cash bonus plan. The threshold column assumes the achievement of the corporate and individual goals only at the threshold level. The threshold bonus amount can be calculated by multiplying the target bonus of each NEO times the threshold percentage of 37.5%. The target column assumes the full target achievement for both corporate and individual goals. The target bonus amount can be calculated by multiplying the base salary of each NEO actually paid in 2024 times target bonus percentage established by the board of directors times the target percentage of 100%. The maximum column assumes the maximum achievement for both corporate and individual goals. The maximum bonus amount can be calculated by multiplying the target bonus of each NEO times the maximum percentage of 200%.
(2)
Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column relate to amounts payable under our 2024 PSUs. The columns set forth the potential threshold, target and maximum number of shares underlying the PSU’s granted as of February 16, 2024 that may vest based on the achievement of annual revenue and adjusted operating income performance metrics achieved during fiscal year 2024. The threshold amounts assume that each annual revenue and adjusted operating income performance metric is achieved at the threshold level, resulting in the NEO earning 50% of the target PSUs. The target amounts assume that each annual revenue and adjusted operating income performance metric, resulting in the NEO earning 100% of the PSUs granted. The maximum amounts assume that annual revenue and adjusted operating income performance metrics are achieved at the maximum levels, resulting in the earning 200% of the target number of PSUs. Once earned, the performance-based PSUs awarded to our executives vest as to 1/3 of the earned PSUs on December 31, 2024 and as to the remaining earned PSUs in eight equal quarterly installments for two years thereafter, subject to the applicable NEO’s continued service through each applicable vest date. See the section above entitled “Components of Compensation for Fiscal 2024—Long-Term Equity Awards” for more information. In February 2025, as a result of no performance metric threshold being achieved, all the PSUs granted in 2024 were forfeited.
(3)
Consists of time based RSUs issued pursuant to our 2020 Plan. The time based RSUs awarded to our executives in 2024 vest over four years with a one year cliff and then every quarter thereafter from the vesting commencement date, subject to the continued employment of the NEO.
(4)
Consists of time based stock options issued pursuant to our 2020 Plan. Generally, the time based stock options awarded to our executives vest over four years with a one year cliff and monthly thereafter from the vesting commencement date, subject to the continued employment of the NEO.
(5)
The amounts shown in this column represent the fair market value of one share of our common stock on the date of grant. For option grants to the NEOs in 2024, our compensation committee determined that the fair market value of our common stock on the date of grant was equal to the last sale, or closing, price of our common stock on the Nasdaq Global Select Market on the date of grant.
(6)
The amounts shown in this column represent the grant date fair value of stock option, RSU or PSU awards granted to our NEOs in 2024, calculated in accordance with SEC rules, but excluding the effect of any estimated forfeitures. For purposes of our PSUs, which vest based on the attainment of certain annual revenue and adjusted operating income metrics (as further described above), the grant date fair value included is based on the probable achievement of such metrics.

Outstanding Equity Awards at Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2024.

	Option Awards					Stock Awards
Name	Vesting Commencement Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Andrew J. Paul	8/28/2017	500,000	—	2.20	11/12/2027	—	—	—	—
	8/28/2017	500,000	—	5.52	11/12/2027	—	—	—	—
	1/1/2021 (3)	328,763	6,995	43.05	2/11/2031	—	—	—	—
	1/1/2021 (4)	—	—	—	—	6,275	41,478	—	—
	1/2/2022 (3)	502,296	186,567	19.72	2/1/2032	—	—	—	—
	1/2/2022 (4)	—	—	—	—	36,330	240,141	—	—
	2/15/2023 (3)	234,375	276,989	18.23	2/15/2033	—	—	—	—
	2/15/2023 (4)	—	—	—	—	60,445	399,541	—	—
	2/16/2024(3)	—	450,000	13.54	2/15/2034	—	—	—	—
	2/16/2024(5)	—	—	—	—	80,000	528,800	—	—
	2/16/2024(6)	—	—	—	—	—	—	80,000	528,800
Thi L. La	8/28/2017	262,500	—	2.20	11/12/2027	—	—	—	—
	8/28/2017	462,500	—	5.52	11/12/2027	—	—	—	—
	1/1/2021 (3)	102,738	2,186	43.05	2/11/2031	—	—	—	—
	1/1/2021 (4)	—	—	—	—	1,961	12,962		—
	1/2/2022 (3)	188,361	69,963	19.72	2/1/2032	—	—	—	—
	1/2/2022 (4)	—	—	—	—	13,624	90,055	—	—
	2/15/2023 (3)	97,656	115,412	18.23	2/15/2033	—	—	—	—
	2/15/2023 (4)	—	—	—	—	25,186	166,479	—	—
	2/16/2024(3)	—	375,000	13.54	2/15/2034	—	—	—	—
	2/16/2024(5)	—	—	—	—	60,000	396,600	—	—
	2/16/2024(6)	—	—	—	—	—	—	60,000	396,600
Michael G. Potter	11/1/2019	520,000	—	7.78	11/5/2029	—	—	—	—
	1/2/2022 (3)	125,574	46,642	19.72	2/1/2032	—	—	—	—
	1/2/2022 (4)	—	—	—	—	9,082	60,032	—	—
	2/15/2023 (3)	68,360	80,788	18.23	2/15/2033	—	—	—	—
	2/15/2023 (4)	—	—	—	—	17,630	116,534	—	—
	2/16/2024(3)	—	175,000	13.54	2/15/2034	—	—	—	—
	2/16/2024(5)	—	—	—	—	28,000	185,080	—	—
	2/16/2024(6)	—	—	—	—	—	—	28,000	185,080

(1)
Unless otherwise noted, each option vests and becomes exercisable in substantially equal installments on each of the first five anniversaries of the vesting commencement date subject to the NEO continuing to provide services to us through the applicable vesting date.

(2)
Amount shown is based on market value per share of our common stock of $6.61, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2024.
(3)
The option vests and becomes exercisable as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to the applicable NEO continuing to provide services to us through the applicable vesting date.
(4)
The RSUs vest as to 25% of the RSUs on the first anniversary of the vesting commencement date and as to 12.5% of the RSUs on each six month anniversary thereafter, subject to the applicable NEO continuing to provide services to us through the applicable vesting date.
(5)
The RSUs vest as to 25% of the RSUs on the first anniversary of the vesting commencement date and as to 16% of the RSUs on each quarterly anniversary thereafter, subject to the applicable NEO continuing to provide services to us through the applicable vesting date.
(6)
The PSUs vest as to 1/3 of the earned PSUs on December 31, 2024 and as to the remaining earned PSUs in eight equal quarterly installments for two years thereafter, subject to the applicable NEO’s continued service through each applicable vest date. The number of PSUs earned is determined based on the Company’s revenue and adjusted operating income for the performance period of calendar year 2024, as detailed above under the section entitled “Components of Compensation for Fiscal 2024—Long-Term Equity Awards”.

Option Exercises and Shares Vested in 2024

The following table summarizes the number of shares acquired upon exercise of options or vesting and settlement of RSUs and PSUs and the value realized on exercise or settlement for each of our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise ($)	Number of Securities Acquired on Vesting	Value Realized on Vesting ($)(1)

Andrew J. Paul	—	—	73,037	862,800
Thi L. La	—	—	28,116	331,249
Michael G. Potter	—	—	16,633	194,472

(1)
The value shown is based on the number of vested shares issued upon settlement of the RSUs multiplied by the closing price of the common stock on the vesting date.

Pension Benefits

None of our NEOs participates in or has account balances in qualified or non‑qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participate in or have account balances in non‑qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment and Separation Agreements with Named Executive Officers

Andrew J. Paul. On July 1, 2010, we entered into a severance agreement with Mr. Paul. His severance agreement provides him with severance in the event we terminate his employment with us without Cause (as defined below) or he resigns for Good Reason (as defined below), in each case, within 18 months following a Change in Control (as defined below). The Acquisition Transaction constituted a Change in Control for purposes of Mr. Paul’s severance agreement. The severance provided under the severance agreement includes (a) a lump sum cash payment equal to two times the sum of his annual base salary plus his target annual bonus amount, (b) continued healthcare coverage under our medical plan for up to two years and (c) full acceleration of the vesting of all of his outstanding equity awards. Mr. Paul must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Mr. Paul materially breaches certain restrictive covenant agreements he will forfeit his severance benefits.

For purposes of Mr. Paul’s severance arrangement, “Cause” is defined as: (i) the continued failure of Mr. Paul to perform the material duties, responsibilities and obligations of Mr. Paul’s position with us after written notice from us identifying the performance deficiencies and a reasonable cure period of at least 30 days; (ii) the commission of any act of fraud, embezzlement or dishonesty by Mr. Paul or Mr. Paul’s commission of a felony which is materially damaging to us or our reputation; (iii) any intentional use or intentional disclosure by Mr. Paul of our confidential information or trade secrets which is materially damaging to us or our reputation; (iv) any other intentional misconduct by Mr. Paul which is materially damaging to us or our reputation, Mr. Paul’s failure to cure any breach of Mr. Paul’s obligations under his severance arrangement or Mr. Paul’s confidentiality agreement after written notice of such breach from us and a reasonable cure period of at least 30 days; or (v) Mr. Paul’s material breach of any of Mr. Paul’s fiduciary duties as an officer of our company. “Change in Control” means: (i) a merger, consolidation or reorganization approved by our stockholders, unless securities representing more than 50% of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned our outstanding voting securities immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of our assets to any person, entity or group of persons acting in concert other than a sale, transfer or disposition to an entity, at least 50% of the combined voting power of the voting securities of which is owned by us or by our stockholders in substantially the same proportion as their ownership of our company immediately prior to such sale; or (iii) the acquisition by any person or related group of persons of beneficial ownership of securities of our company possessing (or convertible into or exercisable for such securities possessing) more than 50% of the total combined voting power of our outstanding voting securities (measured immediately after such acquisition) effected through a direct purchase of those securities from one or more of our stockholders. Finally, “Good Reason” means, without Mr. Paul’s express written consent: (i) a material reduction in Mr. Paul’s authority, duties or responsibilities; (ii) a material reduction by us of Mr. Paul’s base compensation; (iii) a material relocation of Mr. Paul’s principal place of service (with the relocation to a facility or a location more than 50 miles from his current location deemed to be material for such purpose); or (iv) our failure to obtain the assumption of Mr. Paul’s severance arrangement by any successors; provided, that none of the events specified above shall constitute Good Reason unless (A) Mr. Paul provides written notice of the occurrence of the event constituting Good Reason within 90 days after the occurrence of such event and (B) we fail to cure such event within 30 days after receipt of such written notice. If we fail to cure the event, Mr. Paul’s termination shall be effective at the end of the 30‑day cure period.

Pursuant to a Transition Agreement, dated February 10, 2025, between the Company and Mr. Paul (the “Transition Agreement”), which superseded the employment agreement described above. Under the Transition Agreement, Mr. Paul will continue to serve as our Chief Executive Officer and as a member of our board of directors through the earlier of (i) June 30, 2025 and (ii) such earlier date as determined by Mr. Paul or us (the earliest of such dates, the “Transition End Date”). Mr. Paul will continue to receive his current annual base salary and his equity awards will continue vesting during such transition period with us through the Transition End Date. Pursuant to the Transition Agreement, in the event Mr. Paul remains employed with the Company through June 30, 2025, then, subject to Mr. Paul executing and not revoking a general release of claims (and abiding by non-disparagement and two year non-solicitation restrictive covenants), (i) the vesting of Mr. Paul’s in-the-money stock options and all of his RSUs will be fully accelerated, (ii) the post-termination exercise period applicable to all of his stock options will be extended for a period of 24 months, (iii) Mr. Paul will be entitled to receive a pro-rated annual bonus based on actual achievement of performance goals and (iv) Mr. Paul will receive 24 months of COBRA reimbursement.

Michael G. Potter. On October 17, 2019, we entered into an employment agreement with Mr. Potter setting forth the terms and conditions of his employment. The employment agreement provides for an annual base salary and an initial option grant. Mr. Potter has also executed our standard confidential information and invention assignment agreement.

On October 17, 2019, we entered into a severance agreement with Mr. Potter. Mr. Potter’s severance agreement provides him with severance in the event we terminate Mr. Potter’s employment with us without Cause (as defined below) or resigns for Good Reason (as defined below). The severance provided under the severance agreement provides for (a) twelve months of his base salary and (b) continued healthcare coverage under our medical plan for up to twelve months. In lieu of such severance, if we terminate Mr. Potter’s employment without

Cause or he resigns for Good Reason within twelve months following a Change in Control, the severance agreement provides for (a) a lump sum cash payment equal to twelve months of base salary and his target annual bonus, (b) continued healthcare coverage under our medical plan for up to twelve months and (c) full acceleration of the vesting of all of his outstanding equity awards; provided, that, if a Change in Control occurs during the first year of Mr. Potter’s employment, only fifty percent of Mr. Potter’s outstanding equity awards will be accelerated. Mr. Potter must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Mr. Potter materially breaches certain restrictive covenant agreements he will forfeit his severance benefits.

For purposes of Mr. Potter’s severance arrangement, “Cause” is defined as (i) the willful failure to perform his duties and responsibilities or deliberate violation of our policies; (ii) the commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in a material injury to us; (iii) unauthorized use or disclosure of our proprietary information or trade secrets or any other party to whom he owes an obligation as a result of his relationship with us; or (iv) willful and material breach of any of his obligations under the severance agreement or any other written agreement or covenant with us. “Good Reason” means, without his express written consent: (i) a material reduction (defined as greater than a ten‑percent reduction) in his annual base salary or target bonus, but excluding reductions in connection with an across‑the‑board reduction of all similarly situated employees’ annual base salaries and or bonuses by a percentage at least equal to the percentage which his base salary is reduced accordingly; (ii) a material diminution in his authority, duties or responsibilities; or (iii) a relocation of his principal place of employment to a facility or a location of more than 35 miles from the principal place of employment prior to such change, except for required travel on business to the extent substantially consistent with his business travel obligations prior to such change; provided, that none of the events specified above shall constitute Good Reason unless (A) Mr. Potter provides written notice of the occurrence of the event constituting Good Reason within 90 days after the occurrence of such event and (B) we fail to cure such event within 30 days after receipt of such written notice. If we fail to cure the event, Mr. Potter’s termination shall be effective at the end of the 30‑day cure period. If we waive our right to cure or we do not cure with the 30‑day period, Mr. Potter may resign for Good Reason within 60 days following the earlier date on which we waive our right to cure or the end of the cure period. If Mr. Potter does not resign for Good Reason within such 60‑day period, he will waive his right to terminate his employment for the event constituting Good Reason.

Thi L. La. We entered into change in control severance agreements with Ms. La effective as of April 5, 2021. The change in control severance agreements each provide that, in the event Ms. La’s employment is terminated by us other than for “cause” (as defined therein) or Ms. La resigns for “good reason” (as defined therein), and that termination or resignation occurs within the period commencing on the consummation of a “change in control” (as defined therein) and ending 12 months after a change in control, the severance will consist of 12 months of base salary paid in a single cash lump sum, 100% of Ms. La’s target bonus paid (assuming achievement of performance goals at 100% of target) in a single cash lump sum, 12 months of COBRA reimbursement and full vesting acceleration for each equity award held by Ms. La (except for any performance‑vesting awards, which will be governed by the terms of the applicable award agreement). Pursuant to the terms of the change in control severance agreements, Ms. La must timely deliver an effective release of claims to us and comply with the restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

For purposes of the change in control severance agreements, “Cause” is defined as: (i) the willful failure substantially to perform the officer’s duties and responsibilities to us or deliberate violation of a company policy; (ii) the officer’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to us; (iii) unauthorized use or disclosure by the officer of any of our proprietary information or trade secrets or any other party to whom the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us; or (iv) the officer’s willful and material breach of any of the officer’s obligations under the change in control severance agreement or any other written agreement or covenant with us. “Good Reason” is defined as the occurrence of any of the following conditions without the officer’s express written consent: (i) a material reduction (defined as greater than a 10% reduction) in the officer’s base salary or target bonus, but excluding reductions in connection with an across‑the‑board reduction of all similarly situated employees’ base salaries and/or bonuses by a percentage at least equal to the percentage by which the officer’s base salary is reduced; (ii) a material diminution in the officer’s authority, duties or responsibilities; or (iii) a relocation of the officer’s principal place of employment of more than 35 miles from the officer’s principal place of employment immediately prior to such change, except for required travel on company business to an extent substantially consistent with officer’s business travel obligations immediately prior to such change. For a termination to qualify as a termination for Good Reason, the officer must notify us in writing of termination for Good Reason, specifying the event constituting Good Reason, within 90 days after the officer first becomes aware of the event that the officer believes constitutes Good Reason. Failure for any reason by the officer to give written notice of termination of employment for Good Reason will be deemed a waiver of the right to terminate the officer’s employment for that Good Reason event. We have a period of 30 days after receipt of officer’s notice in which to cure the Good Reason event. If the Good Reason event is cured within this period, the officer will not be entitled to terminate the officer’s employment for Good Reason. If we waive our right to cure or we do not, within the 30‑day period, cure the Good Reason event, the officer may terminate officer’s employment for Good Reason within 60 days following the earlier of the date on which we waive our right to cure or the end of the cure period. If the officer does not terminate officer’s employment within such 60‑day period, the officer will waive the officer’s right to terminate the officer’s employment for that Good Reason event. “Change in Control” is defined as such term is defined in the 2020 Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A‑3(i)(5); provided further that a Change in Control will not be deemed to have occurred if a sale of common stock results in EagleTree beneficially owning and controlling, directly or indirectly, less than 50% of the common stock outstanding on a fully diluted basis (for the avoidance of doubt, this provision shall not apply to a transaction where substantially all of the common stock held by EagleTree and other common stock holders are sold pursuant to a definitive agreement of merger or a similar instrument).

Pursuant to an Employment Agreement, dated February 11, 2025, between the Company and Ms. La (the “Employment Agreement”), Ms. La will assume the role of Chief Executive Officer on July 1, 2025 (unless such other date is determined, the “Effective Date”) for a three-year term. On the Effective Date, the employment agreement and change in control severance agreement described above will be superseded and replaced. Under the Employment Agreement, on the Effective Date, she will receive an annual base salary of $800,000 and will be eligible for an annual bonus with a target amount equal to 120% of her annual base salary. In accordance with the employment agreement, we have granted Ms. La RSUs, an option to purchase our common stock and PSUs having an aggregate target value of $5 million. Subject to the terms of the 2020 Plan and following the Effective Date, (i) the RSUs will vest over four years, with 25% of the RSUs vesting on the first anniversary of the Effective Date and with respect to 1/16th of the RSUs on each quarterly anniversary thereafter, subject to Ms. La’s continued service through the applicable vesting date, (ii) the shares subject to the option will vest and become exercisable over four years, with 25% of the shares subject to the option vesting on the first anniversary of the Effective Date and with respect to 1/48th of the shares subject to the Option on each monthly anniversary thereafter, subject to Ms. La’s continued service with the Company through the applicable vesting date, and (iii) the PSUs will vest based on similar metrics to those currently in place for the 2024 PSUs. In addition, Ms. La also executed our standard change in control and severance agreement that will become effective following the Effective Date, pursuant to which she is eligible to receive certain payment and benefits in the event we terminate Ms. La’s employment with us without Cause (as defined above) or resigns for Good Reason (as defined above). The severance provided under the severance agreement provides for (a) 12 months of her base salary, (b) 100% of her target annual performance bonus and (c) continued healthcare coverage under our medical plan for up to 12 months. In lieu of such severance, if we terminate Ms. La’s employment without Cause or she resigns for Good Reason within 12 months following a Change in Control, the severance agreement provides for (a) a lump sum cash payment equal to 24 months of base salary and 200% of her target annual bonus, (b) continued healthcare coverage under our medical plan for up to 24 months and (c) full acceleration of the vesting of all of her outstanding equity awards (other than any performance-based equity awards). Ms. La must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Ms. La materially breaches certain restrictive covenant agreements she will forfeit her severance benefits.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain compensation and benefits that would have become payable to each of our NEOs if our NEO’s employment had terminated on December 31, 2024 as a result of each of the termination scenarios described below, taking into account the NEO’s compensation as of that date. The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances. We are not obligated to provide any additional compensation in connection with a change in control, other than the potential acceleration of the PSUs granted in February 2024. The respective severance agreement for each of our NEOs includes a modified cutback provision, such that if any severance payments or benefits would constitute a “parachute payment” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the NEO of the greatest amount of aggregate benefits on an after‑tax basis. For purposes of the table set forth below, it has been assumed that the payments and benefits will not be reduced pursuant to the preceding sentence and, accordingly, include the full value of such payments and benefits.

Name	Termination Scenario	Severance ($)(1)	Severance Bonus ($)(2)	Value of Unvested Option Awards ($)(3)	Value of Unvested Stock Awards ($)(4)	Value of Continued Health Care Coverage Premiums ($)(5)	Total ($)

Andrew J. Paul	Termination without Cause or for Good Reason	—	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	1,700,000	2,040,000	—	1,738,761	42,655	5,521,416
	Change in Control	—	—	—	528,800	—	528,800
Thi L. La	Termination without Cause or for Good Reason	—	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	563,000	563,000	—	1,062,696	34,202	2,222,898
	Change in Control	—	—	—	396,600	—	396,600
Michael G. Potter	Termination without Cause or for Good Reason	525,000	—	—	—	20,717	545,717
	Termination without Cause or for Good Reason Following a Change in Control	525,000	393,750	—	546,726	20,717	1,486,193
	Change in Control	—	—	—	185,080	—	185,080

(1)
Represents a cash payment of 24 months of base salary in the event of termination without cause or for good reason within 18 months following a change in control for Mr. Paul and 12 months of base salary in the event of termination without cause or for good reason for Mr. Potter in the event of termination without cause or for good reason within 12 months following a change in control for Ms. La.
(2)
Represents a cash payment of 24 months of Mr. Paul’s target bonus amount in the event of termination without cause or for good reason within 18 months following a change in control and 12 months of Ms. La’s and Mr. Potter’s target bonus amount in the event of termination without cause or for good reason for Mr. Potter (whether or not during a change in control) and in the event of termination without cause or for good reason within 12 months following a change in control for Ms. La.
(3)
Represents the aggregate value of the executive’s unvested option awards that would have vested on an accelerated basis, based on the spread between the fair market value of our ordinary shares ($6.61 as of December 31, 2024) and the options’ exercise prices (and does not include any unvested options that are underwater, whereby the exercise price is more than the fair market value as of December 31, 2024). Under the 2017 Program and relevant option agreements, in the event of a change in control, all options will become fully vested and exercisable if the holder has provided more than one year of service to the Company. If each NEO is terminated without cause by us or resigns with good reason within 18 months for Mr. Paul and 12 months for Ms. La and Mr. Potter following a change in control, then all options will become fully vested and exercisable.
(4)
Represents the aggregate value of the executive’s unvested RSUs that would have vested on an accelerated basis, based on the fair market value of our ordinary shares ($6.61 as of December 31, 2024). If each NEO is terminated without cause by us or resigns with good reason within 18 months for Mr. Paul and 12 months for Ms. La and Mr. Potter following a change in control, then all RSUs will become fully vested and exercisable. For PSUs granted in 2024, (i) to the extent they would have been earned prior such termination, then they would be subject to the foregoing acceleration as if they were RSUs and (ii) to the extent the performance period had not yet been completed prior to such termination, then they would terminate for no consideration. Under the terms and conditions of the 2024 PSUs, in the event of change in control prior to the end of the performance period, there will be earned PSUs equal to the greater of (i) the target number of PSUs and (ii) the actual achievement of the performance metrics based on the performance period ending immediately prior to the change in control. The change in control portion of the table above represents the target number of PSUs as if a change in control occurred on December 31, 2024.
(5)
Represents continued coverage under COBRA for 24 months based on the incremental cost of our contribution as of December 31, 2024 to provide this coverage in the event of termination without cause or for good reason within 18 months following a change in control for Mr. Paul. Represents continued coverage under COBRA for 12 months based on the incremental cost of our contribution as of December 31, 2024 to provide this coverage in the event of termination without cause or for good reason for Mr. Potter and in the event of termination without cause or for good reason within 12 months following a change in control for Ms. La.

CEO Pay Ratio

As required by Item 402(u) of Regulation S‑K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Andrew Paul:

For 2024:

•
The median of the annual total compensation of our employees was $37,056.12;
•
The annual total compensation of our Chief Executive Officer was $5,975,495; and
•
The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 161 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

For 2024, in accordance with Item 402(u) of Regulation S-K, we calculated the CEO pay ratio using the different employee census data used to calculate the median employee in 2024, 2023 and 2022, as that same data had been used for three years. In determining our median employee in 2024, we considered the individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2024, whether employed on a full‑time, part‑time, seasonal or temporary basis. We did not include any contractors or other non‑employee workers in our employee population. Thus, our employee population used to determine our median employee, after taking into consideration the adjustments described above, consisted of approximately 2,075 individuals.

To identify our median employee, we chose to use the base salary rate and target variable cash compensation for active employees as effective on December 31, 2024. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2024 for hourly employees and base salary rate for our remaining employees.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using foreign spot exchange rates as of December 31, 2024. We did not make any cost‑of‑living adjustments.

Once we determined our median employee, we then calculated the 2024 total compensation for this individual using the same methodology we use to calculate the amount reported for our Chief Executive Officer in the “Total” column of the 2024 Summary Compensation Table as set forth in this proxy statement.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The compensation committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Pay Versus Performance Table

The following table sets forth information regarding the total compensation, for services rendered in all capacities, that was paid to, awarded to or earned by our CEO (and on average to our non‑CEO NEOs, or our Other NEOs), as compared to compensation actually paid, or CAP, to our CEO (and on average to our Other NEOs) and certain Company and peer performance measures during the years ended December 31, 2024, 2023, 2022, 2021 and 2020, as calculated in accordance with Item 402(v) of Regulation S‑K, or the Pay Versus Performance Table.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(1)	Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(2)	Net Income (Loss) ($ millions)	Revenue ($ millions)(3)

2024	5,975,495	(584,117)	3,549,223	139,522	46	220	(85)	1,316
2023	6,700,335	4,928,716	2,988,849	2,180,373	99	161	(3)	1,460
2022	9,891,116	4,476,337	2,393,278	305,071	95	102	(54)	1,375
2021	10,174,767	(233,657)	1,747,828	(2,680,709)	147	142	101	1,904
2020	2,796,433	15,128,813	1,228,592	10,526,153	254	106	103	1,702

(1)
Amounts represent compensation actually paid to our CEO (which was Andy Paul each year) and the average compensation actually paid to our Other NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes Ms. La and Mr. Potter for 2024 and 2023, Ms. La and Messrs. Potter and Lakritz for 2022 and Ms. La and Messrs. Potter, Lakritz and Chevalier for 2021 and 2020. CAP to our CEO and other NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

CEO CAP	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	5,975,495	6,700,335	9,891,116	10,174,767	2,796,433
Adjustments:
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(5,111,695)	(6,252,427)	(9,171,183)	(8,161,753)	—
Increase for year-end fair value of outstanding and unvested equity awards granted in the year	1,487,300	3,976,933	5,378,715	2,489,316	—
Increase for fair value as of vesting date of equity awards granted and vested in the year	—	—	177,819	—	—
Increase (deduction) for year over year change in fair value of outstanding and unvested equity awards granted in prior years	(2,385,052)	(165,998)	(731,991)	(3,008,808)	11,112,377
Increase (deduction) for year over year change in fair value of equity awards granted in prior years that vested in the year	(550,165)	669,873	(1,068,138)	(1,727,178)	1,220,003
Deduction for fair value at end of prior year for equity awards forfeited in the year	—	—	—	—	—
Increase for incremental fair value of equity awards modified in the year	—	—	—	—	—
CAP	(584,117)	4,928,716	4,476,337	(233,657)	15,128,813

CAP for Average Other NEOs	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Summary Compensation Table Total	3,549,223	2,988,849	2,393,278	1,747,828	1,228,592
Adjustments:
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(2,991,423)	(2,214,407)	(1,902,495)	(899,327)	—
Increase for year-end fair value of outstanding and unvested equity awards granted in the year	876,590	1,408,501	1,062,577	283,677	—
Increase for fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—	—
Increase (deduction) for year over year change in fair value of outstanding and unvested equity awards granted in prior years	(799,507)	(58,322)	(599,524)	(2,686,297)	8,199,858
Increase (deduction) for year over year change in fair value of equity awards granted in prior years that vested in the year	(495,361)	55,752	(631,862)	(1,126,590)	1,097,703
Deduction for fair value at end of prior year for equity awards forfeited in the year	—	—	(24,648)	—	—
Increase for incremental fair value of equity awards modified in the year	—	—	7,744	—	—
CAP	139,522	2,180,373	305,071	(2,680,709)	10,526,153

For all periods presented in the tables above, there were no adjustments applicable to (i) dividends or other earnings paid during the applicable fiscal year prior to the vesting date, (ii) deduction for change in the actuarial present values for the applicable fiscal year or (iii) increase for service cost and prior service cost for pension plans.

(2)
For the relevant fiscal year, represents the cumulative TSR, or the Peer Group TSR, of the S&P 500 IT Technology Index, or the Peer Group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested on September 23, 2020, through the end of the listed year in the Company and in the Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(3)
We determined that Revenue, which is a GAAP measure, to be the most important financial measure used to link Company performance to CAP to our CEO and Other NEOs in 2024, 2023 and 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Narrative Disclosure to Pay Versus Performance Table

Description of Between CEO and Other NEOs CAP and Financial Performance Measures

The graphs below compare the CAP to our CEO and the average of the CAP to our Other NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) revenue, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023 and 2024. CAP is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

TSR amounts reported in the graph assume an initial fixed investment of $100 was invested on September 23, 2020, through the end of the listed year in the Company and our Peer Group.

Compensation Actually Paid vs. Total Shareholder Return
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
Compensation Actually Paid ($ millions)
$300
$250
$200
$150
$100
$50
$0
Value of Initial $100 Investment (TSR)
$15.1
$10.5
$254
$106
($0.2)
($2.7)
$147
$142
$4.5
$0.3
$102
$95
$4.9
$2.2
$161
$99
($0.6)
$0.1
$220
$46
CEO CAP
Avg. Other NEOs CAP
Corsair TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income (Loss)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
$150
$100
$50
$0
($50)
($100)
Compensation Actually Paid ($ millions)
Net Income (Loss) ($ millions)
$103
$15.1
$10.5
$101
($0.2)
($2.7)
$4.5
$0.3
($54)
($3)
$4.9
$2.2
$0.1
($0.6)
($85)
CEO CAP
Avg. Other NEOs CAP
Net Income (Loss)

Compensation Actually Paid vs. Revenue
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
Compensation Actually Paid ($ millions)
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Revenue ($ millions)
$15.1
$10.5
($0.2)
($2.7)
$4.5
$0.3
$4.9
$2.2
($0.6)
$0.1
$1,702
$1,904
$1,375
$1,460
$1,316
CEO CAP
Avg. Other NEOs CAP
Revenue

Although Item 402(v) of Regulation S‑K requires the description of the relationship between the compensation actually paid for our NEOs and our net income, we do not currently utilize GAAP or non‑GAAP net income as a performance measure in any of our incentive programs. As a result, the impact of year‑over‑year fluctuations in our net income (loss) has less of an impact on compensation actually paid. The key factor that drove the changes in compensation actually paid is the fluctuations of our stock price. As shown in the Pay Versus Performance Table, the substantial amounts of compensation actually paid for our NEOs in 2020 reflect the significant increase in our stock price during 2020 when our initial public offering occurred.

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:

• Revenue(1); and

• Non-GAAP adjusted Operating Income(2).

Please note that we have only listed two financial performance metrics, as there are no other financial performance metrics that were linked to CAP for our NEOs in 2024. The Company’s most important financial performance measure for linking CAP to Company performance is Revenue, as it is one of only two Company Performance Factors under our annual performance bonus program (the other being Non-GAAP adjusted operating income) and it is used for purposes of selecting companies comprising our compensation peer groups which influence compensation decisions. This financial performance measure is required in the Pay Versus Performance Table above.

(1)
For an explanation of our management’s use of this measure, see “Compensation Discussion and Analysis—Determination of Compensation” of this Proxy Statement. Revenue is used as a Company Performance Factor under our annual performance bonus program and is one of the performance metrics for our PSUs.
(2)
For an explanation of our management’s use of this measure, see “Compensation Discussion and Analysis—Determination of Compensation” of this Proxy Statement. Non GAAP adjusted operating income is used as a Company Performance Factor under our annual performance bonus program and is one of the performance metrics for our PSUs. For a full reconciliation for non GAAP adjusted operating income to the most directly comparable financial measure stated in accordance with GAAP, please see “Use and Reconciliation of Non GAAP Financial Measures” and the accompanying tables in our press release filed as an exhibit to a Current Report on Form 8 K that we filed with the SEC on February 12, 2025.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2024, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Option Awards, Restricted Stock Units, and Performance Stock Units (a)	Weighted-Average Exercise Price of Outstanding Option Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders(1)(2)	13,485,688 (3)	$ 13.40 (4)	9,962,455

(1)
Consists of the 2020 Plan, 2020 Employee Stock Purchase Plan, or the ESPP, and 2017 Program, as amended.
(2)
The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 75,000,000 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 20,000,000 shares of stock may be issued under the ESPP.
(3)
Consists of shares of common stock underlying outstanding options, unvested RSUs, and unearned PSUs.
(4)
Represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account outstanding RSUs and unearned PSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of 105,819,306 shares of our common stock outstanding as of April 14, 2025. Shares of our common stock that a person has the right to acquire within 60 days of April 14, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Corsair Gaming, Inc., at 115 N. McCarthy Boulevard, Milpitas, California 95035.

Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership

5% and Greater Stockholders:
Corsair Group (Cayman), LP(1)	56,300,771	—	56,300,771	53.20%
BlackRock, Inc.(2)	6,588,191	—	6,588,191	6.23%
The Vanguard Group(3)	5,420,690	—	5,420,690	5.12%

Named Executive Officers Directors and Director Nominees:
Andrew J. Paul	2,784,759	2,357,427	5,142,186	4.75%
Thi L. La	180,949	1,291,366	1,472,315	1.37%
Michael G. Potter	18,491	807,435	825,926	*%
George L. Majoros, Jr.(1)	56,300,771	—	56,300,771	53.20%
Anup Bagaria(1)	56,300,771	—	56,300,771	53.20%
Stuart A. Martin	—	—	—	—
Jason Glen Cahilly(4)	25,065	141,097	166,162	*%
Samuel R. Szteinbaum	298,955	91,097	390,052	*%
Randall J. Weisenburger	83,888	141,097	224,985	*%
Diana Bell	15,458	63,558	79,016	*%
Sarah Mears Kim	12,549	55,872	68,421	*%
All directors and executive officers as a group (11 persons)	59,720,885	4,948,949	64,669,834	58.38%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Consists of 56,300,771 shares of common stock held by Corsair Group (Cayman), LP, or EagleTree. EagleTree‑Carbide (GP), LLC, or EagleTree GP, is the sole general partner of EagleTree; EagleTree Partners IV (GP), LP, or EagleTree Partners IV, is the sole member and manager of EagleTree GP, and EagleTree Partners IV Ultimate GP, LLC, or EagleTree Ultimate, is the sole general partner of EagleTree Partners IV. Messrs. Bagaria and Majoros are the co‑managing members of EagleTree Ultimate. Each of EagleTree GP, EagleTree Partners IV, EagleTree Ultimate and Messrs. Bagaria and Majoros may be deemed to be the beneficial owner of the shares of common stock beneficially owned by EagleTree, but each disclaims beneficial ownership of such shares. The address for EagleTree, EagleTree GP, EagleTree Partners IV and EagleTree Ultimate is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1‑1104. The address for Messrs. Bagaria and Majoros is c/o EagleTree Capital, LP, 1185 Avenue of the Americas, 39th Floor, New York, NY 10036. Messrs. Bagaria, Majoros and Martin are employees of EagleTree Capital, LP, which provides investment advisory services to EagleTree and its affiliates.
(2)
The address of the holder is 55 East 2nd Street, New York, NY 10055. The information contained herein is based solely upon a Schedule 13G filed with the SEC on January 29, 2024.
(3)
The address of the holder is 100 Vanguard Blvd., Malvern, PA 19355. The information contained herein is based solely upon a Schedule 13G filed with the SEC on February 13, 2024.
(4)
Mr. Cahilly owns indirect limited partner equity interests in Corsair Group (Cayman), LP, representing, approximately 1.3% of the limited partner equity interests of Corsair Group (Cayman), LP.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (510) 657‑8747 or by mail at 115 N. McCarthy Boulevard, Milpitas, California 95035. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to us as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2024 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2024, or the Form 10‑K. The Form 10‑K includes our audited consolidated financial statements. We have filed the Form 10‑K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.corsair.com. In addition, upon written request to our Corporate Secretary at 115 N. McCarthy Boulevard, Milpitas, California 95035 we will mail a paper copy of our Form 10‑K, including the consolidated financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2025 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2025 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

By Order of the Board of Directors:

Michael G. Potter
Chief Financial Officer

Milpitas, California

April 28, 2025

SCAN TO VIEW MATERIALS & VOTEw CORSAIR GAMING, INC. 115 N. MCCARTHY BOULEVARD MILPITAS, CA 95035 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CRSR2025 You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 9, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V73372-P26848 CORSAIR GAMING, INC.ForWithholdForAll To withhold authority to vote for any individualAll AllExceptnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: !!! 1.Election of three Class II Directors to serve until the 2028 annual meeting of stockholders or until their successors are elected. Nominees: 01)Anup Bagaria 02)George L. Majoros, Jr. 03)Stuart A. Martin The Board of Directors recommends you vote FOR the following proposal:ForAgainstAbstain 2.To ratify the selection, by the audit committee of our Board of Directors, of KPMG LLP as our independent registered public accounting firm for the!!! fiscal year ending December 31, 2025. NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V68014-P26848 CORSAIR GAMING, INC. Annual Meeting of StockholImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V73373-P26848 CORSAIR GAMING, INC. Annual Meeting of Stockholders June 10, 2025 10:00 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Andrew J. Paul, Thi La and Michael G. Potter, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CORSAIR GAMING, INC. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PDT on June 10, 2025 virtually at www.virtualshareholdermeeting.com/CRSR2025, and any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side